EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77B:
  Accountants report on internal control

EXHIBIT B:
  Attachment to item 77C: Submission of matters to a vote of Security holders.

EXHIBIT C:
  Attachment to item 77Q1:
  Exhibits
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EXHIBIT A:
Report of Independent Accountants

To the Board of Directors and Shareholders of Forward Funds, Inc.

In planning and performing our audits of the financial statements of Forward Hansberger International Growth Fund, Forward Hoover Small Cap Equity Fund, Forward U.S. Equity Fund (formerly, Forward Garzarelli U.S. Equity Fund), and Forward Uniplan Real Estate Investment Fund, (constituting The Forward Funds, Inc., hereafter referred to as the "Funds") for the year ended
December 31, 2002, we considered their internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinions on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Funds is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States of America. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities that we consider to be material weaknesses as defined above as of December 31, 2002.

This report is intended solely for the information and use of the Board of Trustees, management and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.

PricewaterhouseCoopers LLP
San Francisco, California
February 12, 2003



EXHIBIT B:
Submission of Matters to a Vote of Security Holders

A Special Meeting of Shareholders of the Forward
Garzarelli U.S. Equity Fund (the "Fund") was held on
December 26, 2002. The following proposals were submitted for a vote of the shareholders:

1. To approve a change in the investment objective of the Fund.
2. To approve an amendment to the Investment Management
Agreement between the Company and Forward
Management, LLC to increase the investment advisory fee payable to Forward Management, LLC by the Fund.
3. To approve a new Sub-Advisory Agreement among Forward Management, LLC, the Company and New York
Life Investment Management LLC to appoint New York
Life Investment Management LLC as a new sub-advisor to the Fund.
4. To approve a new Sub-Advisory Agreement among Forward Management, LLC, the Company and Harris
Bretall Sullivan & Smith L.L.C. to appoint Harris
Bretall Sullivan & Smith L.L.C. as a new sub-advisor to the Fund.


1.	With respect to the proposal relating to the
approval of a change in investment objective of the Fund, the following votes and percentages were recorded:

For				Against				Abstain

1042				92					0

2.	With respect to the proposal relating to the
approval of an amendment to the  Investment
Management Agreement between the Company and Forward
Management, LLC to increase the investment advisory fee payable to Forward Management, LLC by the Fund, the following votes and percentages were recorded:

For			Against			Abstain

1032			102					0

3. With respect to the proposal relating to the approval of a new Sub-Advisory Agreement among Forward Management, LLC, the Company and New York
Life Investment Management LLC to appoint New York
Life Investment Management LLC as a new sub-advisor to the Fund, the following votes and percentages were recorded:

For			Against				Abstain

1082			52					0

4.	With respect to the proposal relating to the
approval of a new Sub-Advisory Agreement among Forward Management, LLC, the Company and Harris
Bretall Sullivan & Smith L.L.C. to appoint Harris
Bretall Sullivan & Smith L.L.C. as a new sub-advisor to the Fund, the following votes and percentages were recorded:


For			Against				Abstain

1042			92					0



EXHIBIT C:
ITEM 77Qe
Copies of New or Amended Registrant Investment Advisory
Contracts

FORWARD FUNDS, INC.
AMENDED AND RESTATED INVESTMENT MANAGEMENT AGREEMENT
AGREEMENT, effective as of June 6, 2002, as amended December
5, 2002, between Forward Management, LLC (formerly Webster Investment Management Company LLC) ("Forward Management" or the "Investment Manager") and Forward Funds, Inc. (the
"Corporation") on behalf of the series of the Corporation
listed on Exhibit A (the "Funds").
WHEREAS, the Corporation is a Maryland corporation of the
series type organized under Articles of Incorporation dated October 3, 1997 (the "Articles") and is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, diversified management investment company, and the Funds are series of the Corporation; and
WHEREAS, the Corporation retained the Investment Manager to render investment advisory services to the Sierra Club Stock Fund, The Forward Hansberger International Growth Fund, The Forward Hoover Small Cap Equity Fund, and The Forward Uniplan Real Estate Investment Fund with regard to these Funds' investments of their assets (the "Portfolios") as further described in the Corporation's registration statement on Form N-1A (the "Registration Statement"), pursuant to an Investment Management Agreement dated May 3, 1999; and
WHEREAS, the Investment Manager is registered as an
investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act"); and
WHEREAS, the Corporation wishes to amend the Investment Management Agreement to reflect the name change of the Investment Manager and the Corporation's administrator;
NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the Corporation and the Investment Manager as follows:
1.	Appointment.  The Investment Manager is hereby
appointed to act as investment adviser to the Funds for the periods and on the terms set forth in this Agreement. The Investment Manager accepts such appointment and agrees to furnish the services herein set forth, for the compensation herein provided.
2.	Investment Advisory Duties.  Subject to the supervision
of the Directors of the Corporation, the Investment Manager will
(a) provide a program of continuous investment management for the Funds with regard to the Portfolios in accordance with the Funds' investment objectives, policies and limitations as stated in the Funds' Prospectus and Statement of Additional Information included as part of the Registration Statement filed with the Securities and Exchange Commission, as they may be amended from time to time, copies of which shall be provided to the Investment Manager by the Corporation; (b) make investment decisions for the Funds with regard to the Portfolios, including, but not limited to, the selection and management of investment sub-advisers for the Funds; (c) place orders to purchase and sell investments in the Portfolios for the Funds; (d) furnish to the Funds the services of its employees and agents in the management and conduct of the corporate business and affairs of the Funds; (e) if requested, provide the services of its officers as administrative executives of the Funds and the services of any directors of the Fund who are "interested persons" of the Corporation or its affiliates, as that term is defined in the 1940 Act, subject in each case to their individual consent to serve and to applicable legal limitations; and (f) provide office space, secretarial and clerical services and wire and telephone services (not including toll charges, which will be reimbursed by the Funds), and monitor and review Fund contracted services and expenditures pursuant to the distribution plans of the Funds.
In performing its investment management services to the
Funds under the terms of this Agreement, the Investment Manager will provide the Funds with ongoing investment guidance and policy direction.
The Investment Manager further agrees that, in performing
its duties hereunder, it will:
(a)	comply with the 1940 Act and all rules and regulations
thereunder, the Advisers Act, the Internal Revenue Code (the "Code") and all other applicable federal and state laws and regulations, and with any applicable procedures adopted by the Board of Directors;
(b)	use reasonable efforts to manage the Portfolios so that
the Funds will qualify, and continue to qualify, as regulated investment companies under Subchapter M of the Code and regulations issued thereunder;
(c)	place orders pursuant to its investment determinations
for the Funds in accordance with applicable policies expressed in the Funds' Prospectus and/or Statement of Additional Information, established through written guidelines determined by the Corporation and provided to the Investment Manager, and in accordance with applicable legal requirements;
(d)	furnish to the Corporation whatever statistical
information the Corporation may reasonably request with respect to the Portfolios. In addition, the Investment Manager will keep the Corporation and the Directors informed of developments materially affecting the Portfolios and shall, on the Investment Manager's own initiative, furnish to the Corporation from time to time whatever information the Investment Manager believes appropriate for this purpose;
(e)	make available to the Corporation's administrator, PFPC
Inc. (the "Administrator"), and the Corporation, promptly upon their request, such copies of its investment records and ledgers with respect to the Portfolios as may be required to assist the Administrator and the Corporation in their compliance with applicable laws and regulations. The Investment Manager will furnish the Directors with such periodic and special reports regarding the Funds as they may reasonably request;
(f)	meet quarterly with the Corporation's Board of
Directors to explain its investment management activities, and any reports related to the Portfolios as may reasonably be requested by the Corporation;
(g)	immediately notify the Corporation in the event that
the Investment Manager or any of its affiliates: (1) becomes aware that it is subject to a statutory disqualification that prevents the Investment Manager from serving as investment adviser pursuant to this Agreement; or (2) becomes aware that it is the subject of an administrative proceeding or enforcement action by the Securities and Exchange Commission ("SEC") or other regulatory authority. The Investment Manager further agrees to notify the Corporation immediately of any material fact known to the Investment Manager respecting or relating to the Investment Manager that is not contained in the Registration Statement regarding the Funds, or any amendment or supplement thereto, but that is required to be disclosed thereon, and of any statement contained therein that becomes untrue in any material respect; and
(h)	in making investment decisions for the Portfolios, use
no inside information that may be in its possession or in the possession of any of its affiliates, nor will the Investment Manager seek to obtain any such information.
3.	Investment Guidelines.  The Corporation shall supply
the Investment Manager with such information as the Investment Manager shall reasonably require concerning the Funds' investment policies, restrictions, limitations, tax position, liquidity requirements and other information useful in managing the Portfolios.
4.	Use of Securities Brokers and Dealers.  Purchase and
sale orders will usually be placed with brokers which are selected by the Investment Manager as able to achieve "best execution" of such orders. "Best execution" shall mean prompt and reliable execution at the most favorable securities price, taking into account the other provisions hereinafter set forth. Whenever the Investment Manager places orders, or directs the placement of orders, for the purchase or sale of portfolio securities on behalf of the Funds, in selecting brokers or dealers to execute such orders, the Investment Manager is expressly authorized to consider the fact that a broker or dealer has furnished statistical, research or other information or services which enhance the Investment Manager's research and portfolio management capability generally. It is further understood in accordance with Section 28(e) of the Securities Exchange Act of 1934, as amended, that the Investment Manager may negotiate with and assign to a broker a commission which may exceed the commission which another broker would have charged for effecting the transaction if the Investment Manager determines in good faith that the amount of commission charged was reasonable in relation to the value of brokerage and/or research services (as defined in Section 28(e)) provided by such broker, viewed in terms either of the Funds or the Investment Manager's overall responsibilities to the Investment Manager's discretionary accounts.
Neither the Investment Manager nor any parent, subsidiary or related firm shall act as a securities broker with respect to any purchases or sales of securities which may be made on behalf of the Funds, provided that this limitation shall not prevent the Investment Manager from utilizing the services of a securities broker which is a parent, subsidiary or related firm, provided such broker effects transactions on a "cost only" or
"nonprofit" basis to itself and provides competitive execution. Unless otherwise directed by the Corporation in writing, the Investment Manager may utilize the service of whatever independent securities brokerage firm or firms it deems appropriate to the extent that such firms are competitive with respect to price of services and execution.
5.	Compensation.  For its services specified in this
Agreement, the Corporation agrees to pay annual fees to the Investment Manager equal to the amounts listed opposite the respective Fund on Exhibit A. Fees shall be computed and accrued daily and paid monthly based on the average daily net asset value of shares of the Funds as determined according to the manner provided in the then-current prospectus of the Funds. The Investment Manager shall be responsible for compensating any investment sub-advisers employed by the Funds.
6.	Fees and Expenses.  The Investment Manager shall not be
required to pay any expenses of the Funds other than those specifically allocated to the Investment Manager in this section
6. In particular, but without limiting the generality of the foregoing, the Investment Manager shall not be responsible for the following expenses of the Funds: organization and certain offering expenses of the Funds (including out-of-pocket expenses, but not including the Investment Manager's overhead and employee costs); fees payable to the Investment Manager and to any other of the Funds' advisers or consultants; legal expenses; auditing and accounting expenses; interest expenses; taxes and governmental fees; fees, dues and expenses incurred by or with respect to the Fund in connection with membership in investment company trade organizations; cost of insurance relating to fidelity coverage for the Corporation's officers and employees; fees and expenses of the Funds' Administrator or of any custodian, subcustodian, transfer agent, registrar, or dividend disbursing agent of the Funds; payments to the Administrator for maintaining the Funds' financial books and records and calculating its daily net asset value; other payments for portfolio pricing or valuation services to pricing agents, accountants, bankers and other specialists, if any; expenses of preparing share certificates; other expenses in connection with the issuance, offering, distribution or sale of securities issued by the Funds; expenses relating to investor and public relations; expenses of registering and qualifying shares of the Funds for sale; freight, insurance and other charges in connection with the shipment of the Funds' portfolio securities; brokerage commissions or other costs of acquiring or disposing of any portfolio securities or other assets of the Funds, or of entering into other transactions or engaging in any investment practices with respect to the Funds; expenses of printing and distributing prospectuses, Statements of Additional Information, reports, notices and dividends to stockholders; costs of stationery or other office supplies; any litigation expenses; costs of stockholders' and other meetings; the compensation and all expenses (specifically including travel expenses relating to the Funds' businesses) of officers, directors and employees of the Corporation who are not interested persons of the Investment Manager; and travel expenses (or an appropriate portion thereof) of officers or directors of the Corporation who are officers, directors or employees of the Investment Manager to the extent that such expenses relate to attendance at meetings of the Board of Directors of the Corporation with respect to matters concerning the Funds, or any committees thereof or advisers thereto.
7.	Books and Records.  The Investment Manager agrees to
maintain such books and records with respect to its services to the Funds as are required by Section 31 under the 1940 Act, and rules adopted thereunder, and by other applicable legal provisions, and to preserve such records for the periods and in the manner required by that Section, and those rules and legal provisions. The Investment Manager also agrees that records it maintains and preserves pursuant to Rules 31a-1 and Rule 31a-2 under the 1940 Act and otherwise in connection with its services hereunder are the property of the Corporation and will be surrendered promptly to the Corporation upon its request. The Investment Manager further agrees that it will furnish to regulatory authorities having the requisite authority any information or reports in connection with its services hereunder which may be requested in order to determine whether the operations of the Funds are being conducted in accordance with applicable laws and regulations.
8.	Aggregation of Orders.  Provided the investment
objectives, policies and restrictions of the Funds are adhered to, the Corporation agrees that the Investment Manager may aggregate sales and purchase orders of securities held in the Funds with similar orders being made simultaneously for other accounts managed by the Investment Manager or with accounts of the affiliates of the Investment Manager, if in the Investment Manager's reasonable judgment such aggregation shall result in an overall economic benefit to the respective Fund taking into consideration the advantageous selling or purchase price, brokerage commission and other expenses. The Corporation acknowledges that the determination of such economic benefit to the Funds by the Investment Manager represents the Investment Manager's evaluation that the Funds are benefited by relatively better purchase or sales prices, lower commission expenses and beneficial timing of transactions or a combination of these and other factors.
9.	Liability.  The Investment Manager shall not be liable
to the Corporation for the acts or omissions of any other fiduciary or other person respecting the Funds or for anything done or omitted by the Investment Manager under the terms of this Agreement if the Investment Manager shall have acted in good faith and shall have exercised the degree of prudence, competence and expertise customarily exhibited by managers of institutional portfolios. Nothing in this Agreement shall in any way constitute a waiver or limitation of any rights which may not be so limited or waived in accordance with applicable law.
10.	Services Not Exclusive.  It is understood that the
services of the Investment Manager are not exclusive, and that nothing in this Agreement shall prevent the Investment Manager from providing similar services to other investment companies or to other series of investment companies, including the Corporation (whether or not their investment objectives and policies are similar to those of the Funds) or from engaging in other activities, provided such other services and activities do not, during the term of this Agreement, interfere in a material manner with the Investment Manager's ability to meet its obligations to the Funds hereunder. When the Investment Manager recommends the purchase or sale of a security for other investment companies and other clients, and at the same time the Investment Manager recommends the purchase or sale of the same security for the Funds, it is understood that in light of its fiduciary duty to the Funds, such transactions will be executed on a basis that is fair and equitable to the Funds. In connection with purchases or sales of portfolio securities for the account of the Funds, neither the Investment Manager nor any of its directors, officers or employees shall act as a principal or agent or receive any commission. If the Investment Manager provides any advice to its clients concerning the shares of the Funds, the Investment Manager shall act solely as investment counsel for such clients and not in any way on behalf of the Corporation or the Funds.
11.	Duration and Termination.  This Agreement shall
continue with respect to each of the Funds, until June 6, 2003, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Directors or (ii) a vote of a "majority" (as defined in the 1940 Act) of a Fund's outstanding voting securities (as defined in the 1940 Act), provided that in either event the continuance is also approved by a majority of the Directors who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, this Agreement may be terminated: (a) at any time without penalty by with respect to a Fund upon the vote of a majority of the Directors or by vote of the majority of that Fund's outstanding voting securities, upon sixty (60) days' written notice to the Investment Manager or (b) by the Investment Manager at any time without penalty, upon sixty (60) days' written notice to the Corporation. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act). Any termination of this Agreement will be without prejudice to the completion of transactions already initiated by the Investment Manager on behalf of the Funds at the time of such termination. The Investment Manager shall take all steps reasonably necessary after such termination to complete any such transactions and is hereby authorized to take such steps.
12.	Amendments.  This Agreement may be amended at any time
but only by the mutual agreement of the parties.
13.	Proxies.  Unless the Corporation gives written
instructions to the contrary, the Investment Manager shall vote all proxies solicited by or with respect to the issuers of securities in the Portfolios. The Investment Manager shall maintain a record of how the Investment Manager voted and such record shall be available to the Corporation upon its request. The Investment Manager shall use its best good faith judgment to vote such proxies in a manner which best serves the interests of the Funds' shareholders.
14.	Notices.  Any written notice required by or pertaining
to this Agreement shall be personally delivered to the party for whom it is intended, at the address stated below, or shall be sent to such party by prepaid first class mail or facsimile.
If to the Corporation:
Forward Funds, Inc.
433 California Street, Suite 1010
San Francisco, CA 94104
If to the Investment Manager:
Forward Management, LLC
433 California Street, Suite 1010
San Francisco, CA 94104
15.	Confidential Information.  The Investment Manager shall
maintain the strictest confidence regarding the business affairs of the Funds. Written reports furnished by the Investment Manager to the Corporation shall be treated by the Corporation and the Investment Manager as confidential and for the exclusive use and benefit of the Corporation except as disclosure may be required by applicable law.
16.	Miscellaneous.
a.	This Agreement shall be governed by the laws of the
State of California, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act, or rules or orders of the SEC thereunder.
b.	Concurrently with the execution of this Agreement, the
Investment Manager is delivering to the Corporation a copy of
Part II of its Form ADV, as revised, on file with the Securities and Exchange Commission. The Corporation hereby acknowledge receipt of such copy.
c.	The captions of this Agreement are included for
convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.
d.	If any provision of this Agreement shall be held or
made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected hereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.
e.	Nothing herein shall be construed as constituting the
Investment Manager as an agent of the Corporation or the Funds. IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of June 6, 2002.
FORWARD FUNDS, INC.
By:	/s/ J. Alan Reid, Jr.
President
FORWARD MANAGEMENT, LLC
By:	/s/ John P. McGowan
Name:	John P. McGowan
Title:	COO



Exhibit A
(as amended December 5, 2002)

Advisory Fee
The Sierra Club Stock Fund
1.00%
The Forward Hansberger
International Growth Fund
0.85% up to $50 million
0.75% over $52 million
0.65% over $100 million
0.60% over $250 million
0.55% over $500 million
The Forward Hoover Small Cap
Equity Fund
1.05%
The Forward Uniplan Real Estate
Investment Fund
0.85% up to $100 million
0.80% over $100 million up to
$500 million
0.70% over $500 million


FORWARD FUNDS, INC.
INVESTMENT MANAGEMENT AGREEMENT
AGREEMENT, effective as of January 2, 2003, between Forward Management, LLC ("Forward Management" or the "Investment Advisor") and Forward Funds, Inc. (the "Corporation") on
behalf of the series of the Corporation listed on Exhibit A (the
"Funds").
WHEREAS, the Corporation is a Maryland corporation of the
series type organized under Articles of Incorporation dated October 3, 1997 (the "Articles") and is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, diversified management investment company, and the Funds are series of the Corporation; and
WHEREAS, the Investment Advisor is registered as an
investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act"); and
NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the Corporation and the Investment Advisor as follows:
17.	Appointment.  The Investment Advisor is hereby
appointed to act as investment adviser to the Funds for the periods and on the terms set forth in this Agreement. The Investment Advisor accepts such appointment and agrees to furnish the services herein set forth, for the compensation herein provided.
18.	Investment Advisory Duties.  Subject to the supervision
of the Directors of the Corporation, the Investment Advisor will
(a) provide a program of continuous investment management for the Funds with regard to the Funds' investment of their assets (the "Portfolios") in accordance with the Funds' investment objectives, policies and limitations as stated in the Funds' prospectus and statement of additional information included as part of the registration statement (the "Registration
Statement") filed with the Securities and Exchange Commission (the "SEC"), as they may be amended from time to time, copies of which shall be provided to the Investment Advisor by the Corporation; (b) make investment decisions for the Funds with regard to the Portfolios, including, but not limited to, the selection and management of investment sub-advisers for the Funds; (c) place orders to purchase and sell investments in the Portfolios for the Funds; (d) furnish to the Funds the services of its employees and agents in the management and conduct of the corporate business and affairs of the Funds; (e) if requested, provide the services of its officers as administrative executives of the Funds and the services of any directors of the Fund who are "interested persons" of the Corporation or its affiliates, as that term is defined in the 1940 Act, subject in each case to their individual consent to serve and to applicable legal limitations; and (f) provide office space, secretarial and clerical services and wire and telephone services (not including toll charges, which will be reimbursed by the Funds), and monitor and review Fund contracted services and expenditures pursuant to the distribution plans of the Funds.
In performing its investment management services to the
Funds under the terms of this Agreement, the Investment Advisor will provide the Funds with ongoing investment guidance and policy direction.
The Investment Advisor further agrees that, in performing
its duties hereunder, it will:
(a)	comply with the 1940 Act and all rules and regulations
thereunder, the Advisers Act, the Internal Revenue Code of 1986, as amended (the "Code") and all other applicable federal and state laws and regulations, and with any applicable procedures adopted by the Board of Directors;
(b)	use reasonable efforts to manage the Portfolios so that
the Funds will qualify, and continue to qualify, as regulated investment companies under Subchapter M of the Code and regulations issued thereunder;
(c)	place orders pursuant to its investment determinations
for the Funds in accordance with applicable policies expressed in the Funds' Prospectus and/or Statement of Additional Information, established through written guidelines determined by the Corporation and provided to the Investment Advisor, and in accordance with applicable legal requirements;
(d)	furnish to the Corporation whatever statistical
information the Corporation may reasonably request with respect to the Portfolios. In addition, the Investment Advisor will keep the Corporation and the Directors informed of developments materially affecting the Portfolios and shall, on the Investment Advisor's own initiative, furnish to the Corporation from time to time whatever information the Investment Advisor believes appropriate for this purpose;
(e)	make available to the Corporation's administrator, PFPC
Inc. (the "Administrator"), and the Corporation, promptly upon their request, such copies of its investment records and ledgers with respect to the Portfolios as may be required to assist the Administrator and the Corporation in their compliance with applicable laws and regulations. The Investment Advisor will furnish the Directors with such periodic and special reports regarding the Funds as they may reasonably request;
(f)	meet quarterly with the Corporation's Board of
Directors to explain its investment management activities, and any reports related to the Portfolios as may reasonably be requested by the Corporation;
(g)	immediately notify the Corporation in the event that
the Investment Advisor or any of its affiliates: (1) becomes aware that it is subject to a statutory disqualification that prevents the Investment Advisor from serving as investment adviser pursuant to this Agreement; or (2) becomes aware that it is the subject of an administrative proceeding or enforcement action by the SEC or other regulatory authority. The Investment Advisor further agrees to notify the Corporation immediately of any material fact known to the Investment Advisor respecting or relating to the Investment Advisor that is not contained in the Registration Statement regarding the Funds, or any amendment or supplement thereto, but that is required to be disclosed thereon, and of any statement contained therein that becomes untrue in any material respect; and
(h)	in making investment decisions for the Portfolios, use
no inside information that may be in its possession or in the possession of any of its affiliates, nor will the Investment Advisor seek to obtain any such information.
19.	Investment Guidelines.  The Corporation shall supply
the Investment Advisor with such information as the Investment Advisor shall reasonably require concerning the Funds' investment policies, restrictions, limitations, tax position, liquidity requirements and other information useful in managing the Portfolios.
20.	Use of Securities Brokers and Dealers.  Purchase and
sale orders will usually be placed with brokers which are selected by the Investment Advisor as able to achieve "best execution" of such orders. "Best execution" shall mean prompt and reliable execution at the most favorable securities price, taking into account the other provisions hereinafter set forth. Whenever the Investment Advisor places orders, or directs the placement of orders, for the purchase or sale of portfolio securities on behalf of the Funds, in selecting brokers or dealers to execute such orders, the Investment Advisor is expressly authorized to consider the fact that a broker or dealer has furnished statistical, research or other information or services which enhance the Investment Advisor's research and portfolio management capability generally. It is further understood in accordance with Section 28(e) of the Securities Exchange Act of 1934, as amended, that the Investment Advisor may negotiate with and assign to a broker a commission which may exceed the commission which another broker would have charged for effecting the transaction if the Investment Advisor determines in good faith that the amount of commission charged was reasonable in relation to the value of brokerage and/or research services (as defined in Section 28(e)) provided by such broker, viewed in terms either of the Funds or the Investment Advisor's overall responsibilities to the Investment Advisor's discretionary accounts.
Neither the Investment Advisor nor any parent, subsidiary or related firm shall act as a securities broker with respect to any purchases or sales of securities which may be made on behalf of the Funds, provided that this limitation shall not prevent the Investment Advisor from utilizing the services of a securities broker which is a parent, subsidiary or related firm, provided such broker effects transactions on a "cost only" or
"nonprofit" basis to itself and provides competitive execution. Unless otherwise directed by the Corporation in writing, the Investment Advisor may utilize the service of whatever independent securities brokerage firm or firms it deems appropriate to the extent that such firms are competitive with respect to price of services and execution.
21.	Compensation.  For its services specified in this
Agreement, the Corporation agrees to pay annual fees to the Investment Advisor equal to the amounts listed opposite the respective Fund on Exhibit A. Fees shall be computed and accrued daily and paid monthly based on the average daily net asset value of shares of the Funds as determined according to the manner provided in the then-current prospectus of the Funds. The Investment Advisor shall be responsible for compensating any investment sub-advisers employed by the Funds.
22.	Fees and Expenses.  The Investment Advisor shall not be
required to pay any expenses of the Funds other than those specifically allocated to the Investment Advisor in this section
6. In particular, but without limiting the generality of the foregoing, the Investment Advisor shall not be responsible for the following expenses of the Funds: organization and certain offering expenses of the Funds (including out-of-pocket expenses, but not including the Investment Advisor's overhead and employee costs); fees payable to the Investment Advisor and to any other of the Funds' advisers or consultants; legal expenses; auditing and accounting expenses; interest expenses; taxes and governmental fees; fees, dues and expenses incurred by or with respect to the Fund in connection with membership in investment company trade organizations; cost of insurance relating to fidelity coverage for the Corporation's officers and employees; fees and expenses of the Funds' Administrator or of any custodian, subcustodian, transfer agent, registrar, or dividend disbursing agent of the Funds; payments to the Administrator for maintaining the Funds' financial books and records and calculating its daily net asset value; other payments for portfolio pricing or valuation services to pricing agents, accountants, bankers and other specialists, if any; expenses of preparing share certificates; other expenses in connection with the issuance, offering, distribution or sale of securities issued by the Funds; expenses relating to investor and public relations; expenses of registering and qualifying shares of the Funds for sale; freight, insurance and other charges in connection with the shipment of the Funds' portfolio securities; brokerage commissions or other costs of acquiring or disposing of any portfolio securities or other assets of the Funds, or of entering into other transactions or engaging in any investment practices with respect to the Funds; expenses of printing and distributing prospectuses, Statements of Additional Information, reports, notices and dividends to stockholders; costs of stationery or other office supplies; any litigation expenses; costs of stockholders' and other meetings; the compensation and all expenses (specifically including travel expenses relating to the Funds' businesses) of officers, directors and employees of the Corporation who are not interested persons of the Investment Advisor; and travel expenses (or an appropriate portion thereof) of officers or directors of the Corporation who are officers, directors or employees of the Investment Advisor to the extent that such expenses relate to attendance at meetings of the Board of Directors of the Corporation with respect to matters concerning the Funds, or any committees thereof or advisers thereto.
23.	Books and Records.  The Investment Advisor agrees to
maintain such books and records with respect to its services to the Funds as are required by Section 31 under the 1940 Act, and rules adopted thereunder, and by other applicable legal provisions, and to preserve such records for the periods and in the manner required by that Section, and those rules and legal provisions. The Investment Advisor also agrees that records it maintains and preserves pursuant to Rules 31a-1 and Rule 31a-2 under the 1940 Act and otherwise in connection with its services hereunder are the property of the Corporation and will be surrendered promptly to the Corporation upon its request. The Investment Advisor further agrees that it will furnish to regulatory authorities having the requisite authority any information or reports in connection with its services hereunder which may be requested in order to determine whether the operations of the Funds are being conducted in accordance with applicable laws and regulations.
24.	Aggregation of Orders.  Provided the investment
objectives, policies and restrictions of the Funds are adhered to, the Corporation agrees that the Investment Advisor may aggregate sales and purchase orders of securities held in the Funds with similar orders being made simultaneously for other accounts managed by the Investment Advisor or with accounts of the affiliates of the Investment Advisor, if in the Investment Advisor's reasonable judgment such aggregation shall result in an overall economic benefit to the respective Fund taking into consideration the advantageous selling or purchase price, brokerage commission and other expenses. The Corporation acknowledges that the determination of such economic benefit to the Funds by the Investment Advisor represents the Investment Advisor's evaluation that the Funds are benefited by relatively better purchase or sales prices, lower commission expenses and beneficial timing of transactions or a combination of these and other factors.
25.	Liability.  The Investment Advisor shall not be liable
to the Corporation for the acts or omissions of any other fiduciary or other person respecting the Funds or for anything done or omitted by the Investment Advisor under the terms of this Agreement if the Investment Advisor shall have acted in good faith and shall have exercised the degree of prudence, competence and expertise customarily exhibited by managers of institutional portfolios. Nothing in this Agreement shall in any way constitute a waiver or limitation of any rights which may not be so limited or waived in accordance with applicable law.
26.	Services Not Exclusive.  It is understood that the
services of the Investment Advisor are not exclusive, and that nothing in this Agreement shall prevent the Investment Advisor from providing similar services to other investment companies or to other series of investment companies, including the Corporation (whether or not their investment objectives and policies are similar to those of the Funds) or from engaging in other activities, provided such other services and activities do not, during the term of this Agreement, interfere in a material manner with the Investment Advisor's ability to meet its obligations to the Funds hereunder. When the Investment Advisor recommends the purchase or sale of a security for other investment companies and other clients, and at the same time the Investment Advisor recommends the purchase or sale of the same security for the Funds, it is understood that in light of its fiduciary duty to the Funds, such transactions will be executed on a basis that is fair and equitable to the Funds. In connection with purchases or sales of portfolio securities for the account of the Funds, neither the Investment Advisor nor any of its directors, officers or employees shall act as a principal or agent or receive any commission. If the Investment Advisor provides any advice to its clients concerning the shares of the Funds, the Investment Advisor shall act solely as investment counsel for such clients and not in any way on behalf of the Corporation or the Funds.
27.	Duration and Termination.  This Agreement shall
continue with respect to each of the Funds, until January 2, 2005, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Directors or (ii) a vote of a "majority" (as defined in the 1940 Act) of a Fund's outstanding voting securities (as defined in the 1940 Act), provided that in either event the continuance is also approved by a majority of the Directors who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, this Agreement may be terminated:
(a) at any time without penalty with respect to a Fund upon the vote of a majority of the Directors or by vote of the majority of that Fund's outstanding voting securities, upon sixty (60) days' written notice to the Investment Advisor or (b) by the Investment Advisor at any time without penalty, upon sixty (60) days' written notice to the Corporation. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act). Any termination of this Agreement will be without prejudice to the completion of transactions already initiated by the Investment Advisor on behalf of the Funds at the time of such termination. The Investment Advisor shall take all steps reasonably necessary after such termination to complete any such transactions and is hereby authorized to take such steps.
28.	Amendments.  This Agreement may be amended at any time
but only by the mutual agreement of the parties.
29.	Proxies.  Unless the Corporation gives written
instructions to the contrary, the Investment Advisor shall vote all proxies solicited by or with respect to the issuers of securities in the Portfolios. The Investment Advisor shall maintain a record of how the Investment Advisor voted and such record shall be available to the Corporation upon its request. The Investment Advisor shall use its best good faith judgment to vote such proxies in a manner which best serves the interests of the Funds' shareholders.
30.	Notices.  Any written notice required by or pertaining
to this Agreement shall be personally delivered to the party for whom it is intended, at the address stated below, or shall be sent to such party by prepaid first class mail or facsimile.
If to the Corporation:
Forward Funds, Inc.:
433 California Street, Suite 1010
San Francisco, CA 94104
If to the Investment Advisor:
Forward Management, LLC
433 California Street, Suite 1010
San Francisco, CA 94104
31.	Confidential Information.  The Investment Advisor shall
maintain the strictest confidence regarding the business affairs of the Funds. Written reports furnished by the Investment Advisor to the Corporation shall be treated by the Corporation and the Investment Advisor as confidential and for the exclusive use and benefit of the Corporation except as disclosure may be required by applicable law.
32.	Miscellaneous.
a.	This Agreement shall be governed by the laws of the
State of California, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act, or rules or orders of the SEC thereunder.
b.	Concurrently with the execution of this Agreement, the
Investment Advisor is delivering to the Corporation a copy of
Part II of its Form ADV, as revised, on file with the Securities and Exchange Commission. The Corporation hereby acknowledge receipt of such copy.
c.	The captions of this Agreement are included for
convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.
d.	If any provision of this Agreement shall be held or
made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected hereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.
e.	Nothing herein shall be construed as constituting the
Investment Advisor as an agent of the Corporation or the Funds. IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of December 5, 2002.
FORWARD FUNDS, INC.
By:	_/s/ J. Alan Reid,
Jr._______
Name:  J. Alan Reid, Jr.
Title:  President
FORWARD MANAGEMENT, LLC
By:	_/s/ John P.
McGowan______
	Name:	John P. McGowan
	Title:	COO



Exhibit A

Advisory Fee
The Forward Hoover Mini-Cap
Fund
[1.05%]
The Sierra Club Balanced Fund
[___%]



FORWARD FUNDS, INC.
INVESTMENT SUB-ADVISORY AGREEMENT
AGREEMENT,  dated as of ______, among New York Life
Investment Management, LLC, (the "Sub-Adviser"), Forward Funds, Inc. (the "Company"), and Forward Management, LLC (the
"Adviser") on behalf of the Sierra Club Equity Fund and the Sierra Club Balanced Fund (the "Funds"), series in organization of the Company.
WHEREAS, the Company is a Maryland corporation of the series type organized under Articles of Incorporation dated October 3, 1997 (the "Articles") and is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, diversified management investment company, and the Fund is a series of the Company; and
WHEREAS, the Adviser  is expected to be retained by the
Company to provide investment advisory services to the Funds with regard to the Funds' investments as further described in the Company's registration statement on Form N-1A (the "Registration Statement") and pursuant to an Investment Management Agreement expected to be entered into between the Company and the Adviser ("Investment Management Agreement"); and
WHEREAS, the Adviser has entered into a Securities Industry Licensing Agreement dated August 19, 2002 with the Sierra Club (the "Sierra Club Agreement") to operate certain mutual funds that use the Sierra Club's investment screen, marks and other content; and
WHEREAS, the Funds have been organized to serve as the first exclusive environmentally branded mutual fund products of the Company for which the investment activities will be conducted in a manner consistent with the principles and standards espoused by the Sierra Club; and
WHEREAS, the Company's Board of Directors (the
"Directors"), including a majority of the Directors who are not "interested persons," as defined in the 1940 Act, and the
Funds' stockholders are expected to consider approval of establishment of the Sierra Club Balanced Fund and the appointment of the Sub-Adviser to perform certain investment advisory services for the Company on behalf of the Funds pursuant to this Sub-Advisory Agreement and as described in the Registration Statement, and the Sub-Adviser is willing to perform such services for the Fund; and
WHEREAS, this Agreement would become effective upon required approval by the Company's Board of Directors and each Fund's stockholders as specified above and
WHEREAS, the Sub-Adviser is registered as an investment
adviser under the Investment Advisers Act of 1940, as amended
("Advisers Act").
NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed among the Adviser, the Company and the Sub-Adviser as follows:
1. Appointment.  The Adviser hereby appoints the Sub-
Adviser to perform advisory services to the Funds for the periods and on the terms set forth in this Sub-Advisory Agreement. The Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth, for the compensation herein provided.
2. Investment Advisory Duties.  Subject to the supervision
of the Directors of the Funds and the Adviser, the Sub-Adviser will, in coordination with the Adviser as described below, (a) provide a program of continuous investment management for the Funds; (b) make investment decisions for the Funds; and (c) place orders to purchase and sell securities for the Funds. Adviser will provide Sub-Adviser with a list of investments ("Environmentally Qualified Investments") which fulfill the Funds' investment objectives, policies and limitations as stated in the Funds' Prospectus and Statement of Additional Information included as part of the Funds' Registration Statement filed with the Securities and Exchange Commission, as they may be amended from time to time. All such purchases shall be either of securities contained on the list of securities or of securities that are government securities (within the meaning of Section 2(a)(16) of the 1940 Act, "Government Securities.") Adviser
will update the list periodically, and Sub-Adviser will rely on and select investments from this list.
In performing its investment management services to the
Funds under the terms of this Agreement, the Sub-Adviser will provide the Funds with ongoing investment guidance and policy direction. The Sub-Adviser further agrees that, in performing its duties hereunder, it will:
(a) comply with the 1940 Act and all rules and regulations thereunder, the Advisers Act, the U.S. Internal Revenue Code of 1986, as amended (the "Code") and all other applicable
federal and state laws and regulations, and with any
applicable procedures adopted by the Directors, as they may be amended from time to time, copies of which shall be provided to the Sub-Adviser by the Adviser;
(b) use reasonable efforts to manage the Funds so that they will qualify, and continue to qualify, as a regulated investment companies under Subchapter M of the Code and regulations issued thereunder; provided, however, the Sub-Adviser shall
not be responsible for the tax effect or decisions made by any other person;
(c) place orders pursuant to its investment determinations for the Funds, in accordance with applicable policies expressed in the Funds' Prospectuses and/or Statement of Additional Information established through written guidelines determined by the Fund and provided to the Sub-Adviser by the Adviser , and in accordance with applicable legal requirements
(d) furnish to the Company and the Adviser statistical information the Company or the Adviser may reasonably request with respect to the Funds' assets.. In addition, the Sub-Adviser will keep the Company, the Adviser and the Directors informed of developments which the Sub-Adviser reasonably believes will materially affect the Funds' portfolio
(e) make available to the Funds' administrator, PFPC Inc. (the "Administrator"), the Adviser and the Company, promptly upon their request, such copies of its investment records and ledgers with respect to the Funds as may be required to assist the Adviser, the Administrator and the Company in their compliance with applicable laws and regulations. The Sub-
Adviser will furnish the Directors, the Administrator, the Adviser and the Company with such periodic and special reports regarding the Funds as they may reasonably request;
(f) meet periodically with the Adviser and the Directors, in person or by teleconference, to explain its investment management activities, and any reports related to the Funds as may reasonably be requested by the Adviser and/or the Company;
(g) immediately notify the Adviser and the Funds to the extent required by applicable law in the event that the Sub-Adviser or any of its affiliates:  (1) becomes aware that it is
subject to a statutory disqualification that prevents the Sub-Adviser from serving as an investment adviser pursuant to this Sub-Advisory Agreement; or (2) becomes aware that it is the subject of an administrative proceeding or enforcement action by the Securities and Exchange Commission ("SEC") or other regulatory authority. The Sub-Adviser further agrees to notify the Funds and the Adviser immediately of any material fact known to the Sub-Adviser respecting or relating to the Sub-Adviser that is not contained in the Funds' Registration Statement, or any amendment or supplement thereto, but that is required to be disclosed therein, and of any statement contained therein that becomes untrue in any material respect;
(h) immediately notify the Adviser if the Sub-Adviser suffers a material adverse change in its business that would materially impair its ability to perform its relevant duties for the
Funds. For the purposes of this paragraph, a "material
adverse change" shall include, but is not limited to, a
material loss of assets or accounts under management or the departure of senior investment professionals to the extent such professionals are not replaced promptly with
professionals of comparable experience and quality; and
(i) use no inside information that may be in its
possession in making investment decisions for the Funds nor will he Sub-Adviser seek to obtain any such information.
3.  Futures and Options.  The Sub-Adviser's investment
authority shall include, to the extent permitted under Section 2, the authority to purchase, sell, cover open positions, and generally to deal in financial futures contracts and options thereon.
The Sub-Adviser may:  (i) open and maintain brokerage
accounts for financial futures and options (such accounts hereinafter referred to as "Brokerage Accounts") on behalf of and in the name of the Funds; and (ii) execute for and on behalf of the Brokerage Accounts, standard customer agreements with a broker or brokers. The Sub-Adviser may, using such of the securities and other property in the Brokerage Accounts as the Sub-Adviser deems necessary or desirable, direct the custodian to deposit on behalf of the Funds, original and maintenance brokerage deposits and otherwise direct payments of cash, cash equivalents and securities and other property into such brokerage accounts and to such brokers as the Sub-Adviser deems desirable or appropriate.
PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION (THE "COMMISSION") IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE CLIENTS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS BROCHURE OR ACCOUNT DOCUMENT.
The Funds represent and warrant that they are "qualified eligible clients" within the meaning of CFTC Regulations Section
4.7 and, as such, consents to treat the Funds in accordance with the exemption contained in CFTC Regulations Section 4.7(b).
4.  Investment Guidelines.  In addition to the information
to be provided to the Sub-Adviser under Section 2 hereof, the Company or the Adviser shall supply the Sub-Adviser with such other information as the Sub-Adviser shall reasonably require concerning the Funds' investment policies, restrictions, limitations, tax position, liquidity requirements and other information useful in managing the Funds' investments.
The Sub-Adviser, from time to time in its discretion, may
suggest additional securities and issuers to the Adviser.
Adviser will inform Sub-Adviser as to the suitability of such investments.
	5. Representations, Warranties and Covenants of the Company, Adviser and Sub-Adviser. The Company represents, warrants and covenants that (i) a copy of its Registration Statement together with all amendments thereto, is on file in the office of the U.S. Securities and Exchange Commission, (ii) the appointment of the Adviser has been duly authorized, (iii) the appointment of the Sub-Adviser has been duly authorized, and (iv) it has acted and will continue to act in conformity with all applicable laws.
The Adviser represents, warrants and covenants that (i) it
is authorized to perform the services herein, (ii) the appointment of the Sub-Adviser has been duly authorized, and
(iii) it has and will continue to act in conformity with all applicable laws.
The Sub-Adviser represents and warrants that (i) it is
registered as an investment adviser with the SEC, (ii) it is not barred by operation of law, or any rule, or order of the SEC or any other regulatory body from acting as an investment adviser.
	6. Use of Securities Brokers and Dealers. Purchase and sale orders will usually be placed with brokers which are selected by the Sub-Adviser as able to achieve "best execution" of such orders. "Best execution" shall mean prompt and reliable execution at the most favorable securities price, taking into account the other provisions hereinafter set forth.
Whenever the Sub-Adviser places orders, or directs the placement of orders, for the purchase or sale of portfolio securities on behalf of the Funds, in selecting brokers or dealers to execute such orders, the Sub-Adviser is expressly authorized to consider the fact that a broker or dealer has furnished statistical, research or other information or services which enhance the Sub-Adviser's research and portfolio management capability generally. It is further understood in accordance with Section 28(e) of the Securities Exchange Act of 1934, as amended, that the Sub-Adviser may negotiate with and assign to a broker a commission which may exceed the commission which another broker would have charged for effecting the transaction if the Sub-Adviser determines in good faith that the amount of commission charged was reasonable in relation to the value of brokerage and/or research services (as defined in Section 28(e)) provided by such broker, viewed in terms either of the Funds' or the Sub-Adviser's overall responsibilities to the Sub-Adviser's discretionary accounts. Neither the Sub-Adviser nor any parent, subsidiary or related firm shall act as a securities broker with respect to any purchases or sales of securities which may be made on behalf of the Funds. Unless otherwise directed by the Company or the Adviser in writing, the Sub-Adviser may utilize the service of whatever independent securities brokerage firm or firms it deems appropriate to the extent that such firms are competitive with respect to price of services and execution.
	7. Compensation. For the services specified in this Agreement, the Company agrees to pay compensation to the Sub-Adviser equal to an annual rate specified below for Funds assets managed by the Sub-Adviser (the "Sub-Advisory Fee"). The Sub-Advisory Fee shall be computed and accrued daily and paid quarterly in arrears based on the average daily net asset value of the Funds as determined according to the manner provided in the then-current prospectus of the Funds. The Sub-Adviser agrees to reduce the Sub-Advisory fee by 50% for the calendar year 2003. The Sub-Adviser may be reimbursed, on or before the fourth anniversary of the Funds' commencement of operations as Sierra Club Funds, for the Sub-Advisory Fee reduction made during that first year subject to approval of the Directors and subject to the Funds' ability to maintain total operating expenses at or below any expense limitation applicable to the Funds and stated in its prospectus.
Total Funds Asset
Level
(annual rates apply
to the portion of
assets at the
corresponding level)
Equity  Fund (annual
rates)
Balanced Fund
(annual rates)
Less than $100
million
0.45%
0. 37%
$100 million to less
than $250 million
0.40%
0. 32%
$250 million to less
than $500 million
0.35%
0. 27%
$500 million and
over
0.30%
0. 22%

	8. Fees and Expenses. The Sub-Adviser shall not be required to pay any expenses of the Funds other than those specifically allocated to the Sub-Adviser in this Section 8. In particular, but without limiting the generality of the foregoing, the Sub-Adviser shall not be responsible for the following expenses of the Fund: organization and certain offering expenses of the Funds (including out-of-pocket expenses, but not including the Sub-Adviser's overhead and employee costs); fees payable to the Sub-Adviser and to any other Funds advisers or consultants; legal expenses; auditing and accounting expenses; interest expenses; taxes and governmental fees; fees, dues and expenses incurred by or with respect to the Funds in connection with membership in investment company trade organizations; cost of insurance relating to fidelity coverage for the Company's officers and employees; fees and expenses of the Funds' Administrator or of any custodian, subcustodian, transfer agent, registrar, or dividend disbursing agent of the Funds; payments to the Administrator for maintaining the Funds' financial books and records and calculating its daily net asset value; other payments for portfolio pricing or valuation services to pricing agents, accountants, bankers and other specialists, if any; expenses of preparing share certificates; other expenses in connection with the issuance, offering, distribution or sale of securities issued by the Funds; expenses relating to investor and public relations; expenses of registering and qualifying shares of the Funds for sale; freight, insurance and other charges in connection with the shipment of the Funds' portfolio securities; brokerage commissions or other costs of acquiring or disposing of any portfolio securities or other assets of the Funds, or of entering into other transactions or engaging in any investment practices with respect to the Funds; expenses of printing and distributing Prospectuses, Statements of Additional Information, reports, notices and dividends to stockholders; costs of stationery or other office supplies; any litigation expenses; costs of stockholders' and other meetings; the compensation and all expenses (specifically including travel expenses relating to the Funds' business) of officers, directors and employees of the Company who are not interested persons of the Sub-Adviser; and travel expenses (or an appropriate portion thereof) of officers or Directors of the Company who are officers, directors or employees of the Sub-Adviser to the extent that such expenses relate to attendance at meetings of the Directors with respect to matters concerning the Funds, or any committees thereof or advisers thereto.
9.  Books and Records.  The Sub-Adviser agrees to maintain
such books and records with respect to its services to the Funds as are required by Section 31 under the 1940 Act, and rules adopted thereunder, and by other applicable legal provisions, and to preserve such records for the periods and in the manner required by that Section, and those rules and legal provisions. The Sub-Adviser also agrees that records it maintains and preserves pursuant to Rules 31a-1 and Rule 31a-2 under the 1940 Act and otherwise in connection with its services hereunder are the property of the Funds and will be surrendered promptly to the Company upon its request except that the Sub-Adviser may retain copies of such documents as may be required by law. The Sub-Adviser further agrees that it will furnish to regulatory authorities having the requisite authority any information or reports in connection with its services hereunder which may be requested in order to determine whether the operations of the Funds are being conducted in accordance with applicable laws and regulations.
10.  Aggregation of Orders.  Provided the investment
objectives, policies and restrictions of the Funds are adhered to, the Funds agree that the Sub-Adviser may aggregate sales and purchase orders of securities held in the Funds with similar orders being made simultaneously for other accounts managed by the Sub-Adviser or with accounts of the affiliates of the Sub-Adviser, if in the Sub-Adviser's reasonable judgment such aggregation shall result in an overall economic benefit to the Funds taking into consideration the advantageous selling or purchase price, brokerage commission and other expenses. The Funds acknowledge that the determination of such economic benefit to the Funds by the Sub-Adviser represents the Sub-Adviser's evaluation that the Funds may be benefited by relatively better purchase or sales prices, lower commission expenses and beneficial timing of transactions or a combination of these and other factors.
11. Liability. Neither the Sub-Adviser nor its officers, directors, employees, affiliates, agents or controlling persons shall be liable to the Company, the Funds, theirshareholders and/or any other person for the acts, omissions, errors of judgment and/or mistakes of law of any other fiduciary and/or person with respect to the Funds.
Neither the Sub-Adviser nor its officers, directors,
employees, affiliates, agents or controlling persons or assigns shall be liable for any act, omission, error of judgment or mistake of law and/or for any loss suffered by the Company, the Funds, theirshareholderss and/or any other person in connection with the matters to which this Agreement relates; provided that no provision of this Agreement shall be deemed to protect the Sub-Adviser against any liability to the Company, the Funds and/or their shareholders which it might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations and duties under this Agreement.
The Company on behalf of the Funds, hereby agrees to
indemnify and hold harmless the Sub-Adviser, its directors, officers and employees and agents and each person, if any, who controls the Sub-Adviser (collectively, the "Indemnified Parties") against any and all losses, claims damages or liabilities (including reasonable attorneys fees and expenses), joint or several, relating to the Company or Funds, to which any such Indemnified Party may become subject under the Securities Act of 1933, as amended (the "1933 Act"), the Securities Exchange Act of 1934, as amended, the Advisers Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon
(1) any act, omission, error and/or mistake of any other fiduciary and/or any other person; or (2) any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact required to be stated or necessary to make the statements made not misleading in (a) the Registration Statement, the prospectus or any other filing,
(b) any advertisement or sales literature authorized by the Company for use in the offer and sale of shares of the Funds, or
(c) any application or other document filed in connection with the qualification of the Company or shares of the Funds under the Blue Sky or securities laws of any jurisdiction, except insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission (i) in a document prepared by the Sub-Adviser, or (ii) made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Sub-Adviser pertaining to or originating with the Sub-Adviser for use in connection with any document referred to in clauses (a), (b) or (c).
It is understood, however, that nothing in this paragraph 11 shall protect any Indemnified Party against, or entitle any Indemnified Party to, indemnification against any liability to the Company, Funds and/or theirshareholders to which such Indemnified Party is subject, by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of any reckless disregard of its obligations and duties under this Agreement.
12.  Limited Exclusivity.  The Sub-Adviser agrees that it
will not provide similar services to any other mutual fund which holds itself out to the public as "Environmentally Qualified"
or otherwise "Socially Responsible" within the common meanings of those terms. Other than that, it is understood that the services of the Sub-Adviser are not exclusive, and that nothing in this Agreement shall prevent the Sub-Adviser from providing similar services to other investment advisory clients, including but not by way of limitation, investment companies or to other series of investment companies, including the Company (whether or not their investment objectives and policies are similar to those of the Funds) or from engaging in other activities, provided such other services and activities do not, during the term of this Agreement, interfere in a material manner with the Sub-Adviser's ability to meet its obligations to the Funds hereunder. When the Sub-Adviser recommends the purchase or sale of a security for other investment companies and other clients, and at the same time the Sub-Adviser recommends the purchase or sale of the same security for the Funds, it is understood that in light of its fiduciary duty to the Funds, such transactions will be executed on a basis that is fair and equitable to the Funds. In connection with purchases or sales of portfolio securities for the account of the Funds, neither the Sub-Adviser nor any of its directors, officers or employees shall act as a principal or agent or receive any commission. If the Sub-Adviser provides any advice to its clients concerning the shares of the Funds, the Sub-Adviser shall act solely as investment counsel for such clients and not in any way on behalf of the Company or the Funds. The Sub-Adviser provides investment advisory services to numerous other investment advisory clients, including but not limited to other funds and may give advice and take action which may differ from the timing or nature of action taken by the Sub-Adviser with respect to the Fund. Nothing in this Agreement shall impose upon the Sub-Adviser any obligations other than those imposed by law to purchase, sell or recommend for purchase or sale, with respect to the Funds, any security which the Sub-Adviser, or the shareholders, officers, directors, employees or affiliates may purchase or sell for their own account or for the account of any client.
13.  Materials.  The Adviser shall not publish or distribute or allow the Funds to publish or distribute any advertising or promotional material regarding the provision of investment advisory services by the Sub-Adviser pursuant to this Agreement, without the prior written consent of the Sub-Adviser, which consent shall not be unreasonably withheld or delayed. Materials substantially similar to materials approved on an earlier occasion shall also be deemed approved. The Sub-Adviser will be provided with any Registration Statements containing references or information with respect to the Sub-Adviser prior to the filing of same with any regulatory authority and afforded the opportunity to comment thereon.
The Sub-Adviser shall not use any proprietary markings or materials of the Sierra Club, including, without limitation, the Sierra Club Marks (as defined below), without the prior written approval of the Adviser and the Sierra Club. "Sierra Club
Marks" means the Sierra Club's trademarks (including wordmarks, designs and logos), service marks, tradedress, taglines and tradenames used, adopted or otherwise protected by the Sierra Club.
14. Duration and Termination. This Agreement shall become effective on the latest of the requisite approval by the Company's Board of Directors, the requisite approval of each Fund's shareholders and the Fund's commencement of operations. This Agreement shall continue until _________, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Directors or (ii) a vote of a "majority"
(as defined in the 1940 Act) of each Fund's outstanding voting securities (as defined in the 1940 Act), provided that in either event the continuance is also approved by a majority of the Directors who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.
Notwithstanding the foregoing, this Agreement may be
terminated: (a) at any time without penalty by the Funds upon the vote of a majority of the Directors or by vote of the majority of either Fund's outstanding voting securities, upon twenty-five (25) days' written notice to the Sub-Adviser; (b) by the Adviser at any time without penalty, upon twenty-five (25) days' written notice to the Sub-Adviser or (c) by the Sub-Adviser at any time without penalty, upon sixty (60) days' written notice to the Company. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).
This Agreement will terminate immediately upon written notification from the Adviser or the Company if the Investment Management Agreement terminates with respect to the Funds. Further, the Adviser may terminate this Agreement upon the instruction or request by the Sierra Club at any time based on past, present or future conduct of the Sub-Adviser in respect of environmental issues that the Sierra Club determines (i) constitutes a Termination Default (as defined below), or (ii) violates Sierra Club environmental principles or standards. Any termination of this Agreement will be without prejudice to the completion of transactions already initiated by the Sub-Adviser on behalf of the Funds at the time of such termination. The Sub-Adviser shall take all steps reasonably necessary after such termination to complete any such transactions and is hereby authorized to take such steps.
"Termination Default" means (a) the purchase by the Funds
of a security, other than a Government Security, (i) issued by an entity that was not on a list of Environmentally Qualified Investments provided to the Sub-Adviser by the Adviser at or before the time of purchase, or (ii) not included among securities the Sierra Club has otherwise indicated in writing would be added to such a list, the names of which securities will be provided to the Sub-Adviser by the Adviser, if such purchase of a security under (i) or (ii) is not promptly cured, at no cost to the Funds within thirty days after the sub-Adviser receives notice of such purchase, or (b) except to the extent the Sub-Adviser has taken reasonable efforts to dispose of the affected security, the continued holding by the Fund of a security, other than a Government Security, issued by an entity that the Sierra Club has removed from the list of Environmentally Qualified Investments, provided the Sierra Club or the Adviser has given thirty (30) days' prior written notice of such removal to the Sub-Adviser, if any such holding after removal from the list is not promptly cured at no cost to the Funds (where the value of the security is measured on the close of business on the last day of the 30-day period), or (c) there occurs a series of events which result in a sequence of violations of the prohibitions described in (a) and (b) above.
If there occurs an affiliation, relationship or dealing by
the Sub-Adviser with an entity engaged in conduct, acts or omissions that are environmentally offensive in the judgment of the Sierra Club, and the Sierra Club gives the Adviser notice that the Sierra Club intends to exercise (or has exercised) its right to withdraw the license under the Sierra Club Agreement with respect to the Fund or the Sub-Adviser, the Adviser agrees to promptly notify the Sub-Adviser accordingly. After the Sub-Adviser receives that notice, the Sub-Adviser shall have the choice to do either of the following: (a) give written notice to the Adviser of termination of this Agreement at least 25 days in advance, which will terminate this Agreement at the conclusion of that 25-day period; or (b) waive its Sub-Advisory Fee and/or remit to Adviser amounts equal to the compensation payable by the Adviser to the Sierra Club under the Sierra Club Agreement with respect to a withdrawal of the license for that reason, which will be either the compensation that otherwise would have been payable by the Adviser to the Sierra Club for one (1) year had no termination occurred (based on assets upon termination), or the compensation payable by the Adviser to the Sierra Club under the Sierra Club Agreement with respect to a withdrawal of the license for that reason, which is one-half of the compensation that otherwise would have been payable by the Adviser to the Sierra Club for the term of the Sierra Club Agreement with respect to that Funds.
Subject to (a) of the immediately preceding paragraph, these requirements to waive the Sub-Advisory Fee and/or pay the Adviser as a result of the termination of this Agreement shall survive the termination of this Agreement.
15.  Amendments.  This Agreement may be amended at any time
but only by the mutual agreement of the parties.
16  .Proxies.  Unless the Company gives written instructions to the contrary, the Sub-Adviser shall vote all proxies solicited by or with respect to the issuers of securities invested in by the Funds. The Sub-Adviser shall maintain a record of how the Sub-Adviser voted and such record shall be available to the Company upon its request. The Sub-Adviser shall use its best good faith judgment to vote such proxies in a manner which best serves the interests of the Funds' shareholders and which is consistent with the principles and standards espoused by the Sierra Club.
17.  Notices.  Any written notice required by or pertaining
to this Agreement shall be personally delivered to the party for whom it is intended, at the address stated below, or shall be sent to such party by prepaid first class mail or facsimile.
If to the Company:
Forward Funds, Inc.
433 California Street, Suite 1010
San Francisco, CA  94104

If to the Sub-Adviser:
New York Life Investment Management, LLC
470 Park Avenue South, 16th floor
New York, New York 10016

If to the Adviser:
Forward Management, LLC
433 California Street, Suite 1010
San Francisco, CA 94104

18. Confidential Information. The Sub-Adviser shall maintain the strictest confidence regarding the business affairs of the Funds. Written reports furnished by the Sub-Adviser to the Company and the Adviser shall be treated by all of the parties as confidential and for the exclusive use and benefit of the Company and the Funds except as disclosure may be required by applicable law. Further, the Sub-Adviser shall not specifically disclose the Investment Screen or the list of Environmentally Qualified Investments to any third party without the express written permission of the Adviser and the Sierra Club, except as shall be required by law and with prior notice to the Adviser and the Sierra Club.
Notwithstanding any provision herein to the contrary, the Sub-Adviser hereby agrees on behalf of itself and its directors, officers, and employees (1) to treat confidentially and as proprietary information of the Company (a) all records and other information relative to the Funds and its prior, present or potential shareholders (and clients of said shareholders) and (b) any Nonpublic Personal Information, as defined under Section 248.3(t) of Regulation S-P ("Regulation S-P"), promulgated under the Gramm-Leach-Bliley Act (the "Act"), and (2) not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, or as otherwise permitted by the privacy policies adopted by the Company, Regulation S-P or the Act, except after prior notification to and approval in writing by the Company. Such written approval shall not be required where the Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply after being requested to divulge such information by duly constituted authorities, or when so requested by the Company.
19. Third Party Beneficiary. The Adviser and Sub-Adviser agree that the Sierra Club is a third party beneficiary to this Agreement.
20.  Miscellaneous.
(a) This Agreement shall be governed by the laws of the State of California, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act, or rules or orders of the SEC thereunder.
(b) Concurrently with the execution of this Agreement, the Sub-Adviser is delivering to the Adviser and the Company a copy of Part II of its Form ADV, as revised, on file with the SEC.
The Adviser and the Company hereby acknowledge receipt of such copy.
(c ) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.
(d) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.
(e) Nothing herein shall be construed as constituting the Sub-Adviser as an agent of the Company or the Funds, except as otherwise contemplated herein.
IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of _________________, 2002.
FORWARD FUNDS, INC.


By:	/s/ John McGowan
	President

  NEW YORK LIFE INVESTMENT
MANAGEMENT LLC

By:	/s/ Wesley McCain
Name: Wesley McCain
Title: Senior Managing
Director

FORWARD MANAGEMENT, LLC

By:	/s/ J. Alan Reid, Jr.
Name: J. Alan Reid, Jr.
Title: President

FORWARD FUNDS, INC.

INVESTMENT SUB-ADVISORY AGREEMENT

AGREEMENT, dated as of December 31, 2002, among Harris, Bretall Sullivan & Smith L.L.C., (the "Sub-Adviser"), Forward Funds,
Inc. (the "Company"), and Forward Management, L.L.C. (the "Adviser") on behalf of the Sierra Club Stock Fund and the Sierra Club Balanced Fund (the "Funds"), series in organization of the Company.

WHEREAS, the Company is a Maryland corporation of the series type organized under Articles of Incorporation dated October 3, 1997 (the "Articles") and is registered under the Investment
Company Act of 1940, as amended (the "1940 Act") as an open-end, diversified management investment company, and the Funds are series in organization of the Company; and

WHEREAS, the Adviser has been retained by the Company to provide investment advisory services to the Funds with regard to the Funds' investments as further described in the Company's registration statement on Form N-1A (the "Registration Statement") and pursuant to an Investment Management Agreement dated December 31, 2002 ("Investment Management Agreement");
and

WHEREAS, the Adviser has entered into a Securities Industry Licensing Agreement dated August 19, 2002 with the Sierra Club (the "Sierra Club Agreement") to operate certain mutual funds that use the Sierra Club's investment screen, marks and other content; and

WHEREAS, the Funds have been organized to serve as the first exclusive environmentally branded mutual fund products of the Company for which the investment activities will be conducted in a manner consistent with the principles and standards espoused by the Sierra Club; and

WHEREAS, the Company's Board of Directors (the "Directors"), including a majority of the Directors who are not "interested persons," as defined in the 1940 Act, and the Funds' stockholders have approved establishment of the Sierra Club Balanced Fund and the appointment of the Sub-Adviser to perform certain investment advisory services for the Company on behalf of the Funds pursuant to this Sub-Advisory Agreement and as described in the Registration Statement, and the Sub-Adviser is willing to perform such services for the Fund; and

WHEREAS, this Agreement would become effective upon required approval by the Company's Board of Directors and each Fund's stockholders as specified above; and

WHEREAS, the Sub-Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act");
NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed among the Adviser, the Company and the Sub-Adviser as follows:

1. Appointment. The Adviser hereby appoints the Sub-Adviser to perform advisory services to the Funds for the periods and on the terms set forth in this Sub-Advisory Agreement. The Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth, for the compensation herein provided.

2. Investment Advisory Duties. Subject to the supervision of the Board of Directors of the Funds and the Adviser, the Sub-Adviser will, in coordination with the Adviser, (a) provide a program of continuous investment management for the Funds; (b) make investment decisions for the Funds; and (c) place orders to purchase and sell securities for the Funds. Proposed investments will be submitted to the Adviser, which will determine whether such investments fit within the Funds' investment objectives, policies and limitations as stated in the Funds' Prospectus and Statement of Additional Information included as part of the Funds' Registration Statement filed with the Securities and Exchange Commission, as they may be amended from time to time where such investment objectives, policies and limitations require that the Funds invest only in securities that comply with the "Investment Screen," as set forth on Schedule A hereto as may be amended from time to time by the Adviser, only if such securities are contained on the list of "Environmentally Qualified Investments," or in securities that are government securities (within the meaning of Section 2(a)(16) of the 1940 Act, "Government Securities.")
In performing its investment management services to the Funds under the terms of this Agreement, the Sub-Adviser will provide the Funds with ongoing investment guidance and policy direction.

The Sub-Adviser further agrees that, in performing its duties hereunder, it will:

(a) comply with the 1940 Act and all rules and regulations thereunder, the Advisers Act, the U.S. Internal Revenue Code of 1986, as amended (the "Code") and all other applicable federal and state laws and regulations, and with any applicable procedures adopted by the Directors, as they may be amended from time to time, copies of which shall be provided to the Sub-Adviser by the Adviser;

(b) use reasonable efforts to manage the Funds so that they will qualify, and continue to qualify, as regulated investment companies under Subchapter M of the Code and regulations issued thereunder; provided, however, the Sub-Adviser shall not be responsible for the tax effect or decisions made by any other person;

(c) place orders pursuant to its investment determinations for the Funds, in accordance with applicable policies expressed in the Funds' Prospectus and/or Statement of Additional Information established through written guidelines determined by the Funds and provided to the Sub-Adviser, and in accordance with applicable legal requirements;

(d) furnish to the Company and the Adviser whatever statistical information the Company or the Adviser may reasonably request with respect to the Funds' assets or contemplated investments. In addition, the Sub-Adviser will keep the Company, the Adviser and the Directors informed of developments materially affecting the Funds' portfolios and shall, on the Sub-Adviser's own initiative, furnish to the Fund from time to time whatever information the Sub-Adviser believes appropriate for this purpose;

(e) make available to the Funds' administrator, PFPC Inc. (the "Administrator"), the Adviser and the Company, promptly upon their request, such copies of its investment records and ledgers with respect to the Funds as may be required to assist the Adviser, the Administrator and the Company in their compliance with applicable laws and regulations. The Sub-Adviser will furnish the Directors, the Administrator, the Adviser and the Company with such periodic and special reports regarding the Funds as they may reasonably request;

(f) meet quarterly with the Adviser and the Company's Board of Directors to explain its investment management activities, and any reports related to the Funds as may reasonably be requested by the Adviser and/or the Company;

(g) immediately notify the Adviser and the Funds in the event that the Sub-Adviser or any of its affiliates: (1) becomes aware that it is subject to a statutory disqualification that prevents the Sub-Adviser from serving as an investment adviser pursuant to this Sub-Advisory Agreement; or (2) becomes aware that it is the subject of an administrative proceeding or enforcement action by the Securities and Exchange Commission ("SEC") or other regulatory authority. The Sub-Adviser further agrees to notify the Funds and the Adviser immediately of any material fact known to the Sub-Adviser respecting or relating to the Sub-Adviser that is not contained in the Funds' Registration Statement, or any amendment or supplement thereto, but that is required to be disclosed therein, and of any statement contained therein that becomes untrue in any material respect;

(h) immediately notify the Adviser if the Sub-Adviser suffers a material adverse change in its business that would materially impair its ability to perform its relevant duties for the Funds. For the purposes of this paragraph, a "material adverse change" shall include, but is not limited to, a material loss of assets or accounts under management or the departure of senior investment professionals to the extent such professionals are not replaced promptly with professionals of comparable experience and quality; and

(i) in making investment decisions for the Funds, use no inside information that may be in its possession or in the possession of any of its affiliates, nor will the Sub-Adviser seek to obtain any such information.

3. Futures and Options. The Sub-Adviser's investment authority shall include, to the extent permitted under Section 2, the authority to purchase, sell, cover open positions, and generally to deal in financial futures contracts and options thereon.

The Sub-Adviser will: (i) open and maintain brokerage accounts for financial futures and options (such accounts hereinafter referred to as "Brokerage Accounts") on behalf of and in the names of the Funds; and (ii) execute for and on behalf of the Funds Brokerage Accounts, standard customer agreements with a broker or brokers. The Sub-Adviser may, using such of the securities and other property in the Brokerage Accounts as the Sub-Adviser deems necessary or desirable, direct the custodian to deposit on behalf of the Funds, original and maintenance brokerage deposits and otherwise direct payments of cash, cash equivalents and securities and other property into such brokerage accounts and to such brokers as the Sub-Adviser deems desirable or appropriate.

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION (THE "COMMISSION") IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE CLIENTS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS BROCHURE OR ACCOUNT DOCUMENT.

The Funds represent and warrant that they are "qualified eligible client" within the meaning of CFTC Regulations Section
4.7 and, as such, consents to treat the Funds in accordance with the exemption contained in CFTC Regulations Section 4.7(b).

4. Investment Guidelines. In addition to the information to be provided to the Sub-Adviser under Section 2 hereof, the Company or the Adviser shall supply the Sub-Adviser with such other information as the Sub-Adviser shall reasonably require concerning the Funds' investment policies, restrictions, limitations, tax positions, liquidity requirements and other information useful in managing the Funds' investments.
The Sub-Adviser, from time to time in its discretion, may suggest additional securities and issuers to the Adviser. Adviser will inform Sub-Adviser as to the suitability of such investments.

 5. Representations, Warranties and Covenants of the Company, Adviser and Sub-Adviser. The Company represents, warrants and covenants that (i) a copy of its Registration Statement together with all amendments thereto, is on file in the office of the U.S. Securities and Exchange Commission, (ii) the appointment of the Adviser has been duly authorized, (iii) the
appointment of the Sub-Adviser   has been duly authorized, and
(iv) it has acted and will continue to act in conformity with all applicable laws.

The Adviser represents, warrants and covenants that (i) it has been duly authorized to perform the services herein, (ii) the appointment of the Sub-Adviser has been duly authorized, and
(iii) it has and will continue to act in conformity with all applicable laws.
The Sub-Adviser represents and warrants that (i) it is registered as an investment adviser with the SEC, (ii) it is not barred by operation of law, or any rule, or order of the SEC or any other regulatory body from acting as an investment adviser.

5. Use of Securities Brokers and Dealers. Purchase and sale orders will usually be placed with brokers which are selected by the Sub-Adviser as able to achieve "best execution" of such orders. "Best execution" shall mean prompt and reliable execution at the most favorable securities price, taking into account the other provisions hereinafter set forth. Whenever the Sub-Adviser places orders, or directs the placement of orders, for the purchase or sale of portfolio securities on behalf of the Fund, in selecting brokers or dealers to execute such orders, the Sub-Adviser is expressly authorized to consider the fact that a broker or dealer has furnished statistical, research or other information or services which enhance the Sub-Adviser's research and portfolio management capability generally. It is further understood in accordance with Section 28(e) of the Securities Exchange Act of 1934, as amended, that the Sub-Adviser may negotiate with and assign to a broker a commission which may exceed the commission which another broker would have charged for effecting the transaction if the Sub-Adviser determines in good faith that the amount of commission charged was reasonable in relation to the value of brokerage and/or research services (as defined in Section 28(e)) provided by such broker, viewed in terms either of the Funds' or the Sub-Adviser's overall responsibilities to the Sub-Adviser's discretionary accounts.

Neither the Sub-Adviser nor any parent, subsidiary or related firm shall act as a securities broker with respect to any purchases or sales of securities which may be made on behalf of the Funds. Unless otherwise directed by the Company or the Adviser in writing, the Sub-Adviser may utilize the service of whatever independent securities brokerage firm or firms it deems appropriate to the extent that such firms are competitive with respect to price of services and execution.

6. Compensation. For its services specified in this Agreement, the Company agrees to pay compensation to the Sub-Adviser equal to an annual rate specified below for Funds assets managed by the Sub-Adviser (the "Sub-Advisory Fee"). The Sub-Advisory Fee shall be computed and accrued daily and paid quarterly in arrears based on the average daily net asset values of the Funds as determined according to the manner provided in the then-current prospectus of the Funds. The Sub-Adviser agrees to reduce the Sub-Advisory fee by 50% until the first anniversary of the Funds' commencement of operations. The Sub-Adviser may be reimbursed, on or before the fourth anniversary of the Funds' commencement of operations, for the Sub-Advisory Fee reduction made during that first year subject to approval of the Company's Board of Directors and subject to the Funds' ability to maintain total operating expenses at or below any expense limitation applicable to the Funds and stated in its prospectus.

Asset Level  Managed
by HBSS in Each Fund
(annual rates apply
to the portion of
assets at the
corresponding level)
Equity Assets
Managed by HBSS in
Each Fund
(annual rates)
Cash and Fixed-
Income
Assets Managed by
HBSS in Each Fund
(annual rates)
Less than $100
million
0.45%
0.35%
$100 to less than
$250 million
0.40%
0.20%
$250 million to less
than $500 million
0.35%
0.15%
$500 million and
over
0.30%
0.15%

7. Fees and Expenses. The Sub-Adviser shall not be required to pay any expenses of the Funds other than those specifically allocated to the Sub-Adviser in this Section 8. In particular, but without limiting the generality of the foregoing, the Sub-Adviser shall not be responsible for the following expenses of the Funds: organization and certain offering expenses of the Funds (including out-of-pocket expenses, but not including the Sub-Adviser's overhead and employee costs); fees payable to the Sub-Adviser and to any other Fund advisers or consultants; legal expenses; auditing and accounting expenses; interest expenses; taxes and governmental fees; fees, dues and expenses incurred by or with respect to the Funds in connection with membership in investment company trade organizations; cost of insurance relating to fidelity coverage for the Company's officers and employees; fees and expenses of the Funds' Administrator or of any custodian, subcustodian, transfer agent, registrar, or dividend disbursing agent of the Funds; payments to the Administrator for maintaining the Funds' financial books and records and calculating their daily net asset values; other payments for portfolio pricing or valuation services to pricing agents, accountants, bankers and other specialists, if any; expenses of preparing share certificates; other expenses in connection with the issuance, offering, distribution or sale of securities issued by the Funds; expenses relating to investor and public relations; expenses of registering and qualifying shares of the Funds for sale; freight, insurance and other charges in connection with the shipment of the Funds' portfolio securities; brokerage commissions or other costs of acquiring or disposing of any portfolio securities or other assets of the Funds, or of entering into other transactions or engaging in any investment practices with respect to the Funds; expenses of printing and distributing Prospectuses, Statements of Additional Information, reports, notices and dividends to stockholders; costs of stationery or other office supplies; any litigation expenses; costs of stockholders' and other meetings; the compensation and all expenses (specifically including travel expenses relating to the Funds' business) of officers, directors and employees of the Company who are not interested persons of the Investment Manager; and travel expenses (or an appropriate portion thereof) of officers or directors of the Company who are officers, directors or employees of the Investment Manager to the extent that such expenses relate to attendance at meetings of the Board of Directors of the Company with respect to matters concerning the Fund, or any committees thereof or advisers thereto.

8. Books and Records. The Sub-Adviser agrees to maintain such books and records with respect to its services to the Funds as are required by Section 31 under the 1940 Act, and rules adopted thereunder, and by other applicable legal provisions, and to preserve such records for the periods and in the manner required by that Section, and those rules and legal provisions. The Sub-Adviser also agrees that records it maintains and preserves pursuant to Rules 31a-1 and Rule 31a-2 under the 1940 Act and otherwise in connection with its services hereunder are the property of the Funds and will be surrendered promptly to the Company upon its request except that the Sub-Adviser may retain copies of such documents as may be required by law. The Sub-Adviser further agrees that it will furnish to regulatory authorities having the requisite authority any information or reports in connection with its services hereunder which may be requested in order to determine whether the operations of the Funds are being conducted in accordance with applicable laws and regulations.

9. Aggregation of Orders. Provided the investment objectives, policies and restrictions of the Funds are adhered to, the Funds agree that the Sub-Adviser may aggregate sales and purchase orders of securities held in the Funds with similar orders being made simultaneously for other accounts managed by the Sub-Adviser or with accounts of the affiliates of the Sub-Adviser, if in the Sub-Adviser's reasonable judgment such aggregation shall result in an overall economic benefit to the Funds taking into consideration the advantageous selling or purchase price, brokerage commission and other expenses. The Funds acknowledge that the determination of such economic benefit to the Funds by the Sub-Adviser represents the Sub-Adviser's evaluation that the Funds are benefited by relatively better purchase or sales prices, lower commission expenses and beneficial timing of transactions or a combination of these and other factors.
10. Liability. Neither the Sub-Adviser nor its officers, directors, employees, affiliates, agents or controlling persons shall be liable to the Company, the Funds, its shareholders and/or any other person for the acts, omissions, errors of judgment and/or mistakes of law of any other fiduciary and/or person with respect to the Funds.

Neither the Sub-Adviser nor its officers, directors, employees, affiliates, agents or controlling persons or assigns shall be liable for any act, omission, error of judgment or mistake of law and/or for any loss suffered by the Company, the Funds, their shareholders and/or any other person in connection with the matters to which this Agreement relates; provided that no provision of this Agreement shall be deemed to protect the Sub-Adviser against any liability to the Company, the Funds and/or their shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations and duties under this Agreement.

The Company on behalf of the Funds, hereby agrees to indemnify and hold harmless the Sub-Adviser, its directors, officers and employees and agents and each person, if any, who controls the Sub-Adviser (collectively, the "Indemnified Parties") against any and all losses, claims damages or liabilities (including reasonable attorneys fees and expenses), joint or several, relating to the Company or Funds, to which any such Indemnified Party may become subject under the Securities Act of 1933, as amended (the "1933 Act"), the 1934 Act, the Investment Advisers Act of 1940, as amended (the "Advisers Act") or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (1) any act, omission, error and/or mistake of any other fiduciary and/or any other person; or (2) any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact required to be stated or necessary to make the statements made not misleading in (a) the Registration Statement, the prospectus or any other filing, (b) any advertisement or sales literature authorized by the Company for use in the offer and sale of shares of the Funds, or (c) any application or other document filed in connection with the qualification of the Company or shares of the Funds under the Blue Sky or securities laws of any jurisdiction, except insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission (i) in a document prepared by the Sub-Adviser, or (ii) made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Sub-Adviser pertaining to or originating with the Sub-Adviser for use in connection with any document referred to in clauses (a), (b) or (c).

It is understood, however, that nothing in this paragraph 12 shall protect any Indemnified Party against, or entitle any Indemnified Party to, indemnification against any liability to the Company, Fund and/or its shareholders to which such Indemnified Party is subject, by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of any reckless disregard of its obligations and duties under this Agreement.

11. Limited Exclusivity. The Sub-Adviser agrees that it will not provide similar services to any other mutual fund which holds itself out to the public as "Environmentally Qualified" or otherwise "Socially Responsible" within the common meanings of those terms. Other than that, it is understood that the services of the Sub-Adviser are not exclusive, and that nothing in this Agreement shall prevent the Sub-Adviser from providing similar services to other investment advisory clients, including but not by way of limitation, investment companies or to other series of investment companies, including the Company (whether or not their investment objectives and policies are similar to those of the Funds) or from engaging in other activities, provided such other services and activities do not, during the term of this Agreement, interfere in a material manner with the Sub-Adviser's ability to meet its obligations to the Funds hereunder. When the Sub-Adviser recommends the purchase or sale of a security for other investment companies and other clients, and at the same time the Sub-Adviser recommends the purchase or sale of the same security for the Funds, it is understood that in light of its fiduciary duty to the Funds, such transactions will be executed on a basis that is fair and equitable to the Funds. In connection with purchases or sales of portfolio securities for the account of the Funds, neither the Sub-Adviser nor any of its directors, officers or employees shall act as a principal or agent or receive any commission. If the Sub-Adviser provides any advice to its clients concerning the shares of the Funds, the Sub-Adviser shall act solely as investment counsel for such clients and not in any way on behalf of the Company or the Funds.

The Sub-Adviser provides investment advisory services to numerous other investment advisory clients, including but not limited to other funds and may give advice and take action which may differ from the timing or nature of action taken by the Sub-Adviser with respect to the Funds. Nothing in this Agreement shall impose upon the Sub-Adviser any obligations other than those imposed by law to purchase, sell or recommend for purchase or sale, with respect to the Funds, any security which the Sub-Adviser, or the shareholders, officers, directors, employees or affiliates may purchase or sell for their own account or for the account of any client.

12. Materials. The Adviser shall not publish or distribute or allow the Funds to publish or distribute any advertising or promotional material regarding the provision of investment advisory services by the Sub-Adviser pursuant to this Agreement, without the prior written consent of the Sub-Adviser, which consent shall not be unreasonably withheld or delayed. If the Sub-Adviser has not notified the Adviser of its disapproval of sample materials within twenty (20) days after its receipt thereof, such materials shall be deemed approved. Materials substantially similar to materials approved on an earlier occasion shall also be deemed approved. The Sub-Adviser will be provided with any Registration Statements containing references or information with respect to the Sub-Adviser prior to the filing of same with any regulatory authority and afforded the opportunity to comment thereon.

The Sub-Adviser shall not use any proprietary markings or materials of the Sierra Club, including, without limitation, the Sierra Club Marks (as defined below), without the prior written approval of the Adviser and the Sierra Club. "Sierra Club Marks" means the Sierra Club's trademarks (including wordmarks, designs and logos), service marks, tradedress, taglines and tradenames used, adopted or otherwise protected by the Sierra Club.

13. Duration and Termination. This Agreement shall continue until December 31, 2004, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Directors or (ii) a vote of a "majority" (as defined in the 1940 Act) of the Funds' outstanding voting securities (as defined in the 1940 Act), provided that in either event the continuance is also approved by a majority of the Directors who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

Notwithstanding the foregoing, this Agreement may be terminated:
(a) at any time without penalty by the Funds upon the vote of a majority of the Directors or by vote of the majority of the Funds' outstanding voting securities, upon thirty (30) days' written notice to the Sub-Adviser; (b) by the Adviser at any time, upon thirty (30) days' written notice to the Sub-Adviser or
(c) by the Sub-Adviser at any time without penalty, upon sixty
(60) days' written notice to the Company. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

The Agreement will terminate automatically if the Investment Management Agreement terminates with respect to the Funds. Further, the Adviser may terminate this Agreement upon the instruction or request by the Sierra Club at any time based on past, present or future conduct of the Sub-Adviser in respect of environmental issues that the Sierra Club determines (i) constitutes a Termination Default (as defined below), (ii) violates Sierra Club environmental principles or standards, or
(iii) results in an affiliation, relationship or dealings with an entity engaged in conduct, acts or omissions that are environmentally offensive in the judgment of the Sierra Club.

Any termination of this Agreement will be without prejudice to the completion of transactions already initiated by the Sub-Adviser on behalf of the Funds at the time of such termination. The Sub-Adviser shall take all steps reasonably necessary after such termination to complete any such transactions and is hereby authorized to take such steps.

"Termination Default" means (a) the purchase by the Funds of a security, other than a Government Security, (i) issued by an entity that was not on a list of Environmentally Qualified Investments at the time of purchase, or (ii) not included among securities the Sierra Club has otherwise indicated in writing would be added to such a list, if such purchase of a security under (i) or (ii) is not promptly cured at no cost to the Funds, or (b) except to the extent the Sub-Adviser has taken reasonable efforts to dispose of the affected security, the continued holding by the Funds of a security, other than a Government Security, issued by an entity that the Sierra Club has removed from the list of Environmentally Qualified Investments, provided the Sierra Club or the Adviser has given thirty (30) days' prior written notice of such removal to the Sub-Adviser, if any such holding after removal from the list is not promptly cured at no cost to the Funds, or (c) that is part of a sequence of violations of these prohibitions.
If this Agreement is terminated as a result of an affiliation, relationship or dealings by the Sub-Adviser with an entity engaged in conduct, acts or omissions that are environmentally offensive in the judgment of the Sierra Club, the Sub-Adviser shall waive its Advisory Fee and/or remit to Adviser amounts equal to the compensation payable by the Adviser to the Sierra Club under the Sierra Club Agreement with respect to a termination for that reason, which is the compensation that otherwise would have been payable by the Adviser to the Sierra Club for one (1) year had no termination occurred (based on assets upon termination). However, if the Adviser chooses to continue the relationship with the Sub-Adviser with respect to the Funds as an exclusive arrangement in the manner that existed before such termination, the Sub-Adviser shall waive its Advisory Fee and/or remit to Adviser amounts equal to the compensation payable by the Adviser to the Sierra Club under the Sierra Club Agreement with respect to a termination for that reason, which is one-half of the compensation that otherwise would have been payable by the Adviser to the Sierra Club for the term of the Sierra Club Agreement with respect to that Fund.
These requirements to waive the Sub-Advisory Fee and/or pay the Adviser as a result of the termination of this Agreement shall survive the termination of this Agreement.

14. Amendments. This Agreement may be amended at any time but only by the mutual agreement of the parties.

15. Proxies. Unless the Company gives written instructions to the contrary, the Sub-Adviser shall vote all proxies solicited by or with respect to the issuers of securities invested in by the Funds. The Sub-Adviser shall maintain a record of how the Sub-Adviser voted and such record shall be available to the Company upon its request. The Sub-Adviser shall use its best good faith judgment to vote such proxies in a manner which best serves the interests of the Funds' shareholders and which is consistent with the principles and standards espoused by the Sierra Club.

16. Notices. Any written notice required by or pertaining to this Agreement shall be personally delivered to the party for whom it is intended, at the address stated below, or shall be sent to such party by prepaid first class mail or facsimile.

If to the Company:
Forward Funds, Inc.
433 California Street
San Francisco, CA  94104

If to the Sub-Adviser:
Harris, Bretall Sullivan & Smith, L.L.C.
One Sansome Street, Suite 3300
San Francisco, CA 94104

If to the Adviser:
Forward Management, LLC
433 California Street
San Francisco, CA 94104

17. Confidential Information. The Sub-Adviser shall maintain the strictest confidence regarding the business affairs of the Funds. Written reports furnished by the Sub-Adviser to the Company and the Adviser shall be treated by all of the parties as confidential and for the exclusive use and benefit of the Company and the Funds except as disclosure may be required by applicable law. Further, the Sub-Adviser shall not specifically disclose the Investment Screen or the list of Environmentally Qualified Investments to any third party without the express written permission of the Adviser and the Sierra Club, except as shall be required by law and with prior notice to the Adviser and the Sierra Club.

Notwithstanding any provision herein to the contrary, the Sub-Adviser hereto agrees on behalf of itself and its directors, officers, and employees (1) to treat confidentially and as proprietary information of the Company (a) all records and other information relative to the Funds and its prior, present or potential shareholders (and clients of said shareholders) and (b) any Nonpublic Personal Information, as defined under Section 248.3(t) of Regulation S-P ("Regulation S-P)", promulgated under the Gramm-Leach-Bliley Act (the "Act"), and (2) not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, or as otherwise permitted by the privacy policies adopted by the Company, Regulation S-P or the Act, except after prior notification to and approval in writing by the Company. Such written approval shall not unreasonably be withheld by the Company and may not be withheld where the Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply after being requested to divulge such information by duly constituted authorities, or when so requested by the Company.

18. Third Party Beneficiary. The Adviser and Sub-Adviser agree that the Sierra Club is a third party beneficiary to this Agreement.

19. Miscellaneous.
(a) This Agreement shall be governed by the laws of the State of California, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act, or rules or orders of the SEC thereunder.
(b) Concurrently with the execution of this Agreement, the Sub-Adviser is delivering to the Adviser and the Company a copy of
Part II of its Form ADV, as revised, on file with the SEC. The Adviser and the Company hereby acknowledge receipt of such copy.
(c) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.
(d) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected hereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.
(e) Nothing herein shall be construed as constituting the Sub-Adviser as an agent of the Company or the Funds.



IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of December 31, 2002.

FORWARD FUNDS, INC.


By:	/s/ J. Alan Reid, Jr.
	President

HARRIS, BRETALL SULLIVAN & SMITH, L.L.C.

By:	/s/ Henry B. Dunlap Smith
Name: Henry B. Dunlap Smith
Title: President

FORWARD MANAGEMENT, LLC


By:	/s/ J. Alan Reid, Jr.
Name: J. Alan Reid, Jr.
Title: President






FORM OF

FORWARD FUNDS, INC.

SUBADVISORY AGREEMENT

AGREEMENT, effective commencing on January 1, 2003, between Hoover Investment Management, LLC (the "Subadvisor"), Forward Management, LLC (the "Investment Advisor") and Forward Funds, Inc. (the "Company"), on behalf of the Forward Hoover Mini-Cap Fund (the "Fund"), a series of the Company.
WHEREAS, the Company is a Maryland corporation of the series type organized under Articles of Incorporation dated October 3, 1997 (the "Articles") and is registered under the Investment Company Act of 1940, as amended (the "1940 Act") as an open-end, diversified management investment company, and the Fund is a series of the Company; and
WHEREAS, the Investment Advisor has been retained by the
Company to provide investment advisory services to the Fund with regard to the Fund's investments as further described in the Company's registration statement on Form N-1A (the "Registration Statement") and pursuant to an Investment Management Agreement dated August 4, 1998, as amended June 6, 2002, ("Investment Management Agreement"); and
WHEREAS, the Fund's Board of Directors, including a majority of the directors who are not "interested persons," as defined in the 1940 Act, and the Fund's stockholders have approved the appointment of the Subadvisor to perform certain investment advisory services for the Company, on behalf of the Fund pursuant to this Subadvisory Agreement and as described in the Registration Statement and the Subadvisor is willing to perform such services for the Fund; and
WHEREAS, the Subadvisor is registered as an investment
adviser under the Investment Advisers Act of 1940, as amended
("Advisers Act");
NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the Investment Advisor and the Subadvisor as follows:
1.	Appointment.  The Investment Advisor hereby appoints
the Subadvisor to perform advisory services to the Fund for the periods and on the terms set forth in this Subadvisory Agreement. The Subadvisor accepts such appointment and agrees to furnish the services herein set forth, for the compensation herein provided.
2. 	Investment Advisory Duties.  Subject to the supervision
of the Board of Directors of the Fund and the Investment Advisor, the Subadvisor will, in coordination with the Investment Advisor,
(a) provide a program of continuous investment management for the Fund in accordance with the Fund's investment objectives, policies and limitations as stated in the Fund's prospectus and Statement of Additional Information included as part of the Fund's Registration Statement filed with the Securities and Exchange Commission ("SEC"), as they may be amended from time to time, copies of which shall be provided to the Subadvisor by the Investment Advisor; (b) make investment decisions for the Fund; and (c) place orders to purchase and sell securities for the Fund.
In performing its investment management services to the Fund hereunder, the Subadvisor will provide the Fund with ongoing investment guidance and policy direction, including oral and written research, analysis, advice, statistical and economic data and judgments regarding individual investments, general economic conditions and trends and long-range investment policy.
The Subadvisor further agrees that, in performing its duties hereunder, it will:
(a) comply with the 1940 Act and all rules and regulations thereunder, the Advisers Act, the Internal Revenue Code of
1986, as amended (the "Code") and all other applicable
federal and state laws and regulations, and with any
applicable procedures adopted by the Directors;
(b)  use reasonable efforts to manage the Fund so that it
will qualify, and continue to qualify, as a regulated
investment company under Subchapter M of the Code and
regulations issued thereunder;
(c)  place orders pursuant to its investment determinations
for the Fund in accordance with applicable policies
expressed in the Fund's prospectus and/or Statement of
Additional Information and in accordance with applicable
legal requirements;
(d)  furnish to the Company, the Investment Advisor and/or
PFPC, Inc. (the "Administrator") whatever statistical
information the Company, the Investment Advisor or the Administrator may reasonably request with respect to the
Fund's assets or contemplated investments. In addition, the Subadvisor will keep the Company, the Investment Advisor, the Administrator and the Directors informed of developments materially affecting the Fund's portfolio and shall, on the Subadvisor's own initiative, furnish to the Fund from time to time whatever information the Subadvisor believes
appropriate for this purpose;
(e)  make available to the Administrator, the Investment
Advisor, and the Company, promptly upon their request, such copies of its investment records and ledgers with respect to the Fund as may be required to assist the Investment
Advisor, the Administrator, and the Company in their
compliance with applicable laws and regulations. The
Subadvisor will furnish the Directors, the Administrator,
the Investment Advisor, and the Company with such periodic
and special reports regarding the Fund as they may
reasonably request;
(f)  meet quarterly either in person or by conference call
with the Investment Advisor and the Company's Board of
Directors to explain its investment management activities,
and any reports related to the Fund as may reasonably be requested by the Investment Advisor and/or the Company;
(g)  immediately notify the Investment Advisor and the Fund
in the event that the Subadvisor or any of its affiliates:
(1) becomes aware that it is subject to a statutory disqualification that prevents the Subadvisor from serving as an investment adviser pursuant to this Subadvisory
Agreement; or (2) becomes aware that it is the subject of an administrative proceeding or enforcement action by the SEC or other regulatory authority. The Subadvisor further agrees to notify the Fund and the Investment Advisor immediately of any material fact known to the Subadvisor respecting or
relating to the Subadvisor that is not contained in the
Fund's Registration Statement, or any amendment or
supplement thereto, but that is required to be disclosed
therein, and of any statement contained therein that becomes untrue in any material respect.
3.	 Investment Guidelines. The Company or the Investment
Advisor shall supply the Subadvisor with such information as the Subadvisor shall reasonably require concerning the Fund's investment policies, restrictions, limitations, tax position, liquidity requirements and other information useful in managing the Fund's assets.
4.	Use of Securities Brokers and Dealers. Purchase and
sale orders will usually be placed with brokers which are selected by the Subadvisor as able to achieve "best execution" of such orders. "Best execution" shall mean prompt and reliable execution at the most favorable securities price, taking into account the other provisions hereafter set forth. Whenever the Subadvisor places orders, or directs the placement of orders, for the purchase or sale of portfolio securities on behalf of the Fund, in selecting brokers or dealers to execute such orders, the Subadvisor is expressly authorized to consider the fact that a broker or dealer has furnished statistical, research or other information or services which enhance the Subadvisor's research and portfolio management capability generally. It is further understood in accordance with Section 28(e) of the Securities Exchange Act of 1934, as amended, that the Subadvisor may negotiate with and assign to a broker a commission which may exceed the commission which another broker would have charged for effecting the transaction if the Subadvisor determines in good faith that the amount of commission charged was reasonable in relation to the value of brokerage and/or research services (as defined in Section 28(e)) provided by such broker, viewed in terms either of the Fund or the Subadvisor's overall responsibilities to the Subadvisor's discretionary accounts. Neither the Subadvisor nor any parent, subsidiary or related firm shall act as a securities broker with respect to any purchases or sales of securities which may be made on behalf of the Fund. Unless otherwise directed by the Company or the Investment Advisor in writing, the Subadvisor may utilize the service of whatever independent securities brokerage firm or firms it deems appropriate to the extent that such firms are competitive with respect to price of services and execution.
5.	 Compensation. As compensation for the services
provided and expenses assumed by the Subadvisor under this Agreement, the Investment Advisor will pay the Subadvisor at the end of each calendar month an advisory fee computed daily at an annual rate equal to ___% of the Fund's daily net assets. Fees shall be computed and accrued daily and paid monthly based on the average daily net assets of the Fund as determined according to the manner provided in the then-current prospectus of the Fund.
6.	Fees and Expenses. The Subadvisor shall not be required
to pay any expenses of the Fund other than those specifically allocated to the Subadvisor in this section. In particular, but without limiting the generality of the foregoing, the Subadvisor shall not be responsible for the following expenses of the Fund: organization and certain offering expenses of the Fund (including out-of-pocket expenses, but not including the Subadvisor's overhead and employee costs); fees payable to the Subadvisor and to any other Fund advisers or consultants; legal expenses; auditing and accounting expenses; interest expenses; taxes and governmental fees; fees, dues and expenses incurred by or with respect to the Fund in connection with membership in investment company trade organizations; cost of insurance relating to fidelity coverage for the Company's officers and employees; fees and expenses of the Fund's Administrator or of any custodian, subcustodian, transfer agent, registrar, or dividend disbursing agent of the Fund; payments to the Administrator for maintaining the Fund's financial books and records and calculating its daily net asset value; other payments for portfolio pricing or valuation services to pricing agents, accountants, bankers and other specialists, if any; expenses of preparing share certificates; other expenses in connection with the issuance, offering, distribution or sale of securities issued by the Fund; expenses relating to investor and public relations; expenses of registering and qualifying shares of the Fund for sale; freight, insurance and other charges in connection with the shipment of the Fund's portfolio securities; brokerage commissions or other costs of acquiring or disposing of any portfolio securities or other assets of the Fund, or of entering into other transactions or engaging in any investment practices with respect to the Fund; expenses of printing and distributing prospectuses, Statements of Additional Information, reports, notices and dividends to stockholders; costs of stationery or other office supplies; any litigation expenses; costs of stockholders' and other meetings; the compensation and all expenses (specifically including travel expenses relating to the Fund's business) of officers, directors and employees of the Company who are not interested persons of the Subadvisor; and travel expenses (or an appropriate portion thereof) of officers or directors of the Company who are officers, directors or employees of the Subadvisor to the extent that such expenses relate to attendance at meetings of the Board of Directors of the Company with respect to matters concerning the Fund, or any committees thereof or advisers thereto.
7.	 Books and Records. The Subadvisor agrees to maintain
such books and records with respect to its services to the Fund as are required by Section 31 under the 1940 Act, and rules adopted thereunder, and by other applicable legal provisions, and to preserve such records for the periods and in the manner required by that Section, and those rules and legal provisions. The Subadvisor also agrees that records it maintains and preserves pursuant to Rules 31a-1 and Rule 31a-2 under the 1940 Act and otherwise in connection with its services hereunder are the property of the Fund and will be surrendered promptly to the Fund upon its request. And the Subadvisor further agrees that it will furnish to regulatory authorities having the requisite authority any information or reports in connection with its services hereunder which may be requested in order to determine whether the operations of the Fund are being conducted in accordance with applicable laws and regulations.
8.	Aggregation of Orders. Provided the investment
objectives, policies and restrictions of the Fund are adhered to, the Company agrees that the Subadvisor may aggregate sales and purchase orders of securities held in the Fund with similar orders being made simultaneously for other accounts managed by the Subadvisor or with accounts of the affiliates of the Subadvisor, if in the Subadvisor's reasonable judgment such aggregation shall result in an overall economic benefit to the Fund taking into consideration the advantageous selling or purchase price, brokerage commission and other expenses. The Company acknowledges that the determination of such economic benefit to the Fund by the Subadvisor represents the Subadvisor's evaluation that the Fund is benefited by relatively better purchase or sales prices, lower commission expenses and beneficial timing of transactions or a combination of these and other factors.
9.	Standard of Care and Limitation of Liability. The
Subadvisor shall exercise its best judgment in rendering the services provided by it under this Subadvisory Agreement. The Subadvisor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or the holders of the Fund's shares in connection with the matters to which this Subadvisory Agreement relates, provided that nothing in this Subadvisory Agreement shall be deemed to protect or purport to protect the Subadvisor against any liability to the Fund or to holders of the Fund's shares to which the Subadvisor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Subadvisor's reckless disregard of its obligations and duties under this Subadvisory Agreement. As used in this Section 9, the term "Subadvisor" shall include any officers, directors, employees or other affiliates of the Subadvisor performing services for the Fund.
10.	Services Not Exclusive. It is understood that the
services of the Subadvisor are not exclusive, and that nothing in this Subadvisory Agreement shall prevent the Subadvisor from providing similar services to other investment companies (whether or not their investment objectives and policies are similar to those of the Fund) or from engaging in other activities, provided such other services and activities do not, during the term of this Subadvisory Agreement, interfere in a material manner with the Subadvisor's ability to meet its obligations to the Fund hereunder. When the Subadvisor recommends the purchase or sale of a security for other investment companies and other clients, and at the same time the Subadvisor recommends the purchase or sale of the same security for the Fund, it is understood that in light of its fiduciary duty to the Fund, such transactions will be executed on a basis that is fair and equitable to the Fund. In connection with purchases or sales of portfolio securities for the account of the Fund, neither the Subadvisor nor any of its directors, officers or employees shall act as a principal or agent or receive any commission. If the Subadvisor provides any advice to its clients concerning the shares of the Fund, the Subadvisor shall act solely as investment counsel for such clients and not in any way on behalf of the Fund.
11.	Duration and Termination. This Subadvisory Agreement
shall continue for a period of two years unless sooner terminated as provided herein. Notwithstanding the foregoing, this Subadvisory Agreement may be terminated: (a) at any time without penalty by the Fund upon the vote of a majority of the Directors or by vote of the majority of the Fund's outstanding voting securities, upon sixty (60) days' written notice to the Subadvisor, (b) by the Subadvisor at any time without penalty, upon sixty (60) days' written notice to the Fund or (c) by the Investment Advisor at any time without penalty, upon sixty (60) days' written notice to the Subadvisor. This Subadvisory Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act) or the assignment or termination of the Investment Management Agreement.
12.	Amendments. No provision of this Subadvisory Agreement
may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Subadvisory Agreement shall be effective until approved by an affirmative vote of (i) a majority of the outstanding voting securities of the Fund, and (ii) a majority of the Directors of the Fund, including a majority of Directors who are not interested persons of any party to this Subadvisory Agreement, cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.
13.	Proxies. Unless the Company gives written instructions
to the contrary, the Subadvisor shall vote all proxies solicited by or with respect to the issuers of securities in which assets of the Fund may be invested. The Subadvisor shall maintain a record of how the Subadvisor voted and such record shall be available to the Company upon its request. The Subadvisor shall use its best good faith judgment to vote such proxies in a manner which best serves the interests of the Fund's shareholders.
14.	Notices.  Any written notice required by or pertaining
to this Agreement shall be personally delivered to the party for whom it is intended, at the address stated below, or shall be sent to such party by prepaid first class mail or facsimile.

If to the Company:

         Forward Funds, Inc.
         433 California Street, Suite 1010
         San Francisco, CA  94104

If to the Investment Advisor:

	Forward Management, LLC
	433 California Street, Suite 1010
	San Francisco, CA 94104

If to the Subadvisor:

	Hoover Investment Management, LLC
	650 California Street, 30th Floor
	San Francisco, CA 94108


15.	Confidential Information.  The Subadvisor shall
maintain the strictest confidence regarding the business affairs of the Fund. Written reports furnished by the Subadvisor to the Company or the Investment Advisor shall be treated by such entities as confidential and for the exclusive use and benefit of the Company except as disclosure may be required by applicable law.


16.	Miscellaneous.
(a) This Agreement shall be governed by the laws of the State of California, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act, or rules or orders of the SEC thereunder.
(b) Concurrently with the execution of this Agreement, the Subadvisor is delivering to the Investment Advisor and the Company a copy of Part II of its Form ADV, as revised, on file with the SEC. The Investment Advisor and the Company hereby acknowledge receipt of such copy.
(c) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.
(d) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected hereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.
(e) Nothing herein shall be construed as constituting the Subadvisor as an agent of the Company or the Fund.
IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of ___________ , 2002.

                       HOOVER INVESTMENT MANAGEMENT, LLC
                                         By
____________________________________

Name:__________________________________

Title:_________________________________

                     FORWARD MANAGEMENT, LLC
                                         By
____________________________________

Name:__________________________________

Title:_________________________________

                           FORWARD FUNDS, INC.

By_____________________________________

Name:__________________________________

Title:_________________________________